                                                                    EXHIBIT 99.1


ITEM 6.  SELECTED FINANCIAL DATA

The following table sets forth selected consolidated financial and other information as of and for each of the years in the five-year period ended December 31, 2001. The table should be read in conjunction with our consolidated financial statements and the notes thereto, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, included elsewhere in this Report.

                                                                                        YEARS ENDED DECEMBER 31,
                                                                            2001           2000           1999           1998
                                                                       ---------------------------------------------------------
In thousands, except per share data and apartment homes owned

OPERATING DATA (a)
     Rental income                                                     $   561,958    $   572,205    $   572,798    $   438,780
     Income before gains on sales of investments,
       minority interests, discontinued operations and
       extraordinary item                                                   32,125         33,541         46,838         34,940
     Gains on sales of investments                                          24,748         31,450         37,995         26,672
     Net income from discontinued operations, net of
       minority interests                                                   11,703         14,153         12,467         12,006
     Extraordinary item-early extinguishment of debt                        (3,471)           831            927           (138)
     Net income                                                             61,828         76,615         93,622         72,332
     Distributions to preferred shareholders                                31,190         36,891         37,714         23,593
     Net income available to common shareholders                            27,142         42,653         55,908         48,739
     Common distributions declared                                         108,956        110,225        109,607        107,758
     Weighted average number of common shares outstanding-basic            100,339        103,072        103,604         99,966
     Weighted average number of common shares outstanding-diluted          101,037        103,208        103,639        100,062
     Weighted average number of common shares, OP Units
       and common share equivalents-diluted                                120,728        123,005        124,127        103,793
     Per share:
       Basic earnings per share                                        $      0.27    $      0.41    $      0.54    $      0.49
       Diluted earnings per share                                             0.27           0.41           0.54           0.49
       Common distributions declared                                          1.08           1.07           1.06           1.05
BALANCE SHEET DATA (a)
     Real estate owned, at carrying value                              $ 3,907,667    $ 3,836,320    $ 3,953,045    $ 3,952,752
     Accumulated depreciation                                              646,366        509,405        395,864        316,630
     Total real estate owned, net of accumulated depreciation            3,261,301      3,326,915      3,557,181      3,636,122
     Total assets                                                        3,348,091      3,453,957      3,688,317      3,762,940
     Secured debt                                                          974,177        866,115      1,000,136      1,072,185
     Unsecured debt                                                      1,090,020      1,126,215      1,127,169      1,045,564
     Total debt                                                          2,064,197      1,992,330      2,127,305      2,117,749
     Shareholders' equity                                                1,042,725      1,218,892      1,310,212      1,374,121
     Number of common shares outstanding                                   103,133        102,219        102,741        103,639
OTHER DATA (a)
     CASH FLOW DATA
     Net cash provided by operating activities                         $   224,411    $   224,160    $   190,602    $   140,597
     Net cash (used in)/provided by investing activities                   (64,055)        58,705       (103,836)      (263,864)
     Net cash (used in)/provided by financing activities                  (166,020)      (280,238)      (105,169)       148,875

     FUNDS FROM OPERATIONS (b)
     Net income                                                        $    61,828    $    76,615    $    93,622    $    72,332
     Adjustments:
         Distributions to preferred shareholders                           (31,190)       (36,891)       (37,714)       (23,593)
         Real estate depreciation, net of other
         partnerships' interest                                            150,206        151,520        120,543         99,588
         Gains on sales of depreciable property, net
         of other partnerships' interest                                   (24,007)       (30,300)       (37,995)       (26,672)
         Minority interests of unitholders in operating partnership          1,967          2,885          4,434          1,430
         Real estate depreciation related to unconsolidated entities
         Extraordinary item-early extinguishment                             1,105            251            181             24
         of debt, net of minority interest                                   3,471           (831)          (927)           138
                                                                       ---------------------------------------------------------
     Funds from operations-basic                                       $   163,380    $   163,249    $   142,144    $   123,247
                                                                       =========================================================
     Adjustment:
     Distributions to preferred shareholders-Series D (Convertible)         15,428         15,300         15,154            986
                                                                       ---------------------------------------------------------
     Funds from operations-diluted                                     $   178,808    $   178,549    $   157,298    $   124,233
                                                                       =========================================================
     Adjustment:
         Recurring capital expenditures                                    (31,535)       (24,794)       (43,528)       (25,019)
                                                                       ---------------------------------------------------------
     ADJUSTED FUNDS FROM OPERATIONS-DILUTED (c)                        $   147,273    $   153,755    $   113,770    $    99,214
                                                                       =========================================================
     APARTMENT HOMES OWNED
     Total apartment homes owned at December 31                             77,567         77,219         82,154         86,893
     Weighted average number of apartment homes owned
     during the year                                                        76,487         80,253         85,926         70,724

                                                                           1997
                                                                       -----------
In thousands, except per share data and apartment homes owned

OPERATING DATA (a)
     Rental income                                                     $   362,294
     Income before gains on sales of investments,
       minority interests, discontinued operations and
       extraordinary item                                                   48,125
     Gains on sales of investments                                          12,664
     Net income from discontinued operations, net of
       minority interests                                                    9,688
     Extraordinary item-early extinguishment of debt                           (50)
     Net income                                                             70,149
     Distributions to preferred shareholders                                17,345
     Net income available to common shareholders                            52,804
     Common distributions declared                                          88,587
     Weighted average number of common shares outstanding-basic             87,145
     Weighted average number of common shares outstanding-diluted           87,339
     Weighted average number of common shares, OP Units
       and common share equivalents-diluted                                 87,656
     Per share:
       Basic earnings per share                                        $      0.61
       Diluted earnings per share                                             0.60
       Common distributions declared                                          1.01
BALANCE SHEET DATA (a)
     Real estate owned, at carrying value                              $ 2,517,398
     Accumulated depreciation                                              245,367
     Total real estate owned, net of accumulated depreciation            2,272,031
     Total assets                                                        2,313,725
     Secured debt                                                          417,325
     Unsecured debt                                                        738,901
     Total debt                                                          1,156,226
     Shareholders' equity                                                1,058,357
     Number of common shares outstanding                                    89,168
OTHER DATA (a)
     CASH FLOW DATA
     Net cash provided by operating activities                         $   137,903
     Net cash (used in)/provided by investing activities                  (342,273)
     Net cash (used in)/provided by financing activities                   191,391

     FUNDS FROM OPERATIONS (b)
     Net income                                                        $    70,149
     Adjustments:
         Distributions to preferred shareholders                           (17,345)
         Real estate depreciation, net of other
         partnerships' interest                                             76,688
         Gains on sales of depreciable property, net
         of other partnerships' interest                                   (12,664)
         Minority interests of unitholders in operating partnership            278
         Real estate depreciation related to unconsolidated entities
         Extraordinary item-early extinguishment                                --
         of debt, net of minority interest                                      50
                                                                       -----------
     Funds from operations-basic                                       $   117,156
                                                                       ===========
     Adjustment:
     Distributions to preferred shareholders-Series D (Convertible)             --
                                                                       -----------
     Funds from operations-diluted                                     $   117,156
                                                                       ===========
     Adjustment:
         Recurring capital expenditures                                    (24,490)
                                                                       -----------
     ADJUSTED FUNDS FROM OPERATIONS-DILUTED (c)                        $    92,666
                                                                       ===========
     APARTMENT HOMES OWNED
     Total apartment homes owned at December 31                             62,789
     Weighted average number of apartment homes owned
     during the year                                                        58,038

(a) In 1998, United Dominion completed the following statutory mergers: (i) ASR Investments Corporation Inc. on March 27, 1998 for an aggregate purchase price of $323 million and; (ii) American Apartment Communities II on December 7, 1998 for an aggregate purchase price of $794 million.

(b) Funds from operations ("FFO") is defined as net income (computed in accordance with generally accepted accounting principles), excluding gains (losses) from sales of depreciable property, plus depreciation and amortization, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in October 1999 which was effective beginning January 1, 2000. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion's activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. For 2001, FFO includes a non-recurring charge of $8.6 million related to workforce reductions, other severance costs, executive office relocation costs and the write-down of seven undeveloped land sites along with our investment in an online apartment leasing company. For 2000, FFO includes a non-recurring charge of $3.7 million related to the settlement of litigation and an organizational charge.

(c) Adjusted funds from operations is defined as FFO less recurring capital expenditures for our stabilized portfolio.

      ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      FORWARD-LOOKING STATEMENTS

            This annual report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and
      Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievement of United Dominion Realty Trust, Inc. (United Dominion) to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting United Dominion, or its properties, adverse changes in the real estate markets and general and local economies and business conditions. Although United Dominion believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by United Dominion or any other person that the results or conditions described in such statements or the objectives and plans of United Dominion will be achieved.

      BUSINESS OVERVIEW

            United Dominion is a real estate investment trust (REIT) that owns, acquires, renovates, develops and manages middle market apartment communities nationwide. From 1996 through 1999, United Dominion acquired other REITs, private portfolios and individual communities to create a national platform. Following this significant acquisition period, the Company upgraded the quality of the portfolio and invested in infrastructure and technology to catch up with the rapid growth of its portfolio of assets. During 2001, United Dominion continued to refine its strategy with the goal of enhancing long-term earnings growth on a sustained basis by focusing on operational issues that management believes will produce above-average net operating income growth, steadily increase cash flow per apartment home and strengthen the capital structure of the Company. The Company's strategy includes the following key initiatives:

            - Own and operate middle market apartment homes across a geographically diverse platform by enhancing United Dominion's presence in 25 - 30 core markets to enable the Company to capitalize on operating efficiencies.

            - As local market cycles create opportunities, exit current markets where long-term growth is below the national average (the "non-core markets").

            - Employ a strict capital allocation discipline throughout all decision-making processes to enhance performance, improve the strength of the Company's balance sheet and increase financial flexibility.

            - Lead, manage, measure and reward associates based upon performance specifically tied to key financial and investment indicators, including the growth of funds from operations, adjusted funds from operations and the common share price.

            Over the long-term, these key initiatives will better position United Dominion to serve its customers, increase profitability and capitalize on changes in the marketplace. At December 31, 2001, United Dominion owned 274 communities with 77,567 apartment homes nationwide.

            The following table summarizes United Dominion's apartment market information by major geographic market (excluding real estate under development):

                                                                                                  YEAR ENDED
                                           AS OF DECEMBER 31, 2001                             DECEMBER 31, 2001
                          ----------------------------------------         CARRYING        ---------------------------
                           NUMBER OF      NUMBER OF     PERCENTAGE          VALUE          AVERAGE          AVERAGE
                           APARTMENT       APARTMENT    OF CARRYING         (IN            PHYSICAL          MONTHLY
                          COMMUNITIES        HOMES         VALUE          THOUSANDS)       OCCUPANCY      RENTAL RATES
                          -----------     ----------    -----------      -----------       ---------      ------------
Dallas, TX                      16           5,177         6.7%          $  255,437           95.0%          $  678
Houston, TX                     22           5,722         5.9%             227,217           94.0%             623
Phoenix, AZ                     12           3,854         5.9%             225,997           93.6%             715
Orlando, FL                     14           4,140         5.3%             202,676           92.9%             746
San Antonio, TX                 12           3,827         5.0%             190,182           91.6%             677
Raleigh, NC                     10           3,283         4.3%             166,411           91.7%             719
Tampa, FL                       10           3,372         4.0%             151,867           94.1%             694
Fort Worth, TX                  11           3,561         3.9%             148,888           96.6%             638
Columbus, OH                     6           2,527         3.9%             148,012           93.4%             691
San Francisco, CA                4             980         3.7%             140,995           97.3%           1,767
Charlotte, NC                   10           2,710         3.5%             136,303           89.2%             703
Nashville, TN                    8           2,220         3.1%             119,805           94.2%             688
Greensboro, NC                   8           2,122         2.7%             103,703           91.0%             642
Monterey Peninsula, CA           9           1,706         2.5%              97,304           95.4%             859
Memphis, TN                      6           1,956         2.5%              96,909           92.3%             633
Richmond, VA                     8           2,372         2.5%              96,117           95.6%             711
Southern California              5           1,414         2.4%              90,989           95.8%             903
Wilmington, NC                   6           1,869         2.3%              89,015           92.6%             661
Metropolitan DC                  5           1,291         1.9%              74,599           97.9%             845
Atlanta, GA                      6           1,426         1.9%              71,202           93.3%             741
Baltimore, MD                    6           1,291         1.7%              67,102           97.1%             817
Columbia, SC                     6           1,584         1.6%              62,230           95.0%             586
Jacksonville, FL                 3           1,157         1.5%              58,329           92.9%             669
Norfolk, VA                      6           1,437         1.4%              54,095           95.4%             665
Lansing, MI                      4           1,226         1.3%              48,668           92.4%             661
Seattle, WA                      3             628         0.9%              34,031           94.9%             742
Other Western                    6           2,594         3.2%             127,729           96.3%             703
Other Florida                    8           2,073         2.6%             101,208           91.3%             722
Other Southwestern               9           2,212         2.6%              98,136           93.4%             589
Other Midwestern                10           2,122         2.5%              93,803           93.0%             629
Other Pacific                    7           1,757         2.3%              87,156           93.6%             706
Other North Carolina             8           1,893         1.9%              74,453           95.1%             566
Other Mid-Atlantic               5             928         1.1%              42,397           96.6%             770
Other Southeastern               3             764         1.0%              37,428           94.8%             586
Other Northeastern               2             372         0.5%              18,119           96.4%             672
                          -----------     ----------    -----------      -----------       ---------      ------------
     TOTAL APARTMENTS          274          77,567        100.0%         $3,838,512           93.9%          $  703
                          ===========     ==========    ===========      ===========       =========      ============

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity is the ability to meet present and future financial obligations either through the sale or maturity of existing assets or by the acquisition of additional funds through working capital management. Both the coordination of asset and liability maturities and effective working capital management are important to the maintenance of liquidity. United Dominion's primary source of liquidity is its cash flow from operations as determined by rental rates, occupancy levels and operating expenses related to its portfolio of apartment homes. United Dominion routinely uses its unsecured bank credit facility to temporarily fund certain investing and financing activities prior to arranging for longer-term financing. During the past several years, proceeds from the sales of real estate have been used for both investing and financing activities.

         United Dominion expects to meet its short-term liquidity requirements generally through net cash provided by operations and borrowings under credit arrangements. The Company expects to meet certain long-term liquidity requirements such as scheduled debt maturities, the repayment of financing on development activities and potential property acquisitions, through long-term secured and unsecured borrowings, the disposition of properties and the issuance of debt securities or additional equity securities of the Company. The Company believes that its net cash provided by operations will continue to be adequate to meet both operating requirements and the payment of dividends by the Company in accordance with REIT requirements in both the short- and long-term. The budgeted expenditures for improvements and renovations of certain properties are expected to be funded from property operations.

         United Dominion filed a shelf registration statement in December 1999 providing for the issuance of up to $700 million in common shares, preferred shares and debt securities to facilitate future financing activities in the public capital markets. In March 2000, United Dominion utilized this shelf registration statement to sell $100 million of senior unsecured notes due March 2003 at an interest rate of 8.625%. In December 2001, United Dominion completed an offering to the public of 4.1 million shares of common stock at a price of $14.40 per share. As of December 31, 2001, $541 million of equity and debt securities remain available for use under the shelf registration, although access to capital markets is dependent on market conditions at the time of issuance. Subsequent to December 31, 2001, the underwriters who sold the Company's stock in December 2001 exercised their over-allotment option for 166,800 shares of common stock at a price of $14.40 per share.

         In September 2001, Moody's Investors Service lowered its rating on the securities of the Company to Baa3 from Baa2, placing its rating on par with that of Standard & Poors, which had lowered its rating in 2000. This revision did not trigger a material increase in the borrowing rate under the Company's $375 million three-year unsecured revolving bank credit facility or the Company's secured revolving Fannie Mae credit facilities (see discussion under "Credit Facilities"), and United Dominion's debt rating remains "investment grade." Management does not anticipate that this revision will prevent the Company from accessing the public or private markets for either unsecured or secured financing.

FUTURE CAPITAL NEEDS

         Future development expenditures are expected to be funded primarily through joint ventures or from proceeds from the sale of properties, and to a lesser extent, cash flow provided by operating activities. Acquisition activity in strategic markets is expected to be largely financed by the reinvestment of proceeds from the sale of property in non-strategic markets.

         During 2002, United Dominion has approximately $108.6 million of maturing debt which the Company anticipates repaying using proceeds from mortgage refinancing activity or borrowings under unsecured or secured credit facilities.

CRITICAL ACCOUNTING POLICIES

Capital Expenditures

         United Dominion capitalizes those expenditures related to acquiring new assets, materially enhancing the value of an existing asset, or substantially extending the useful life of an existing asset. Expenditures necessary to maintain an existing property in ordinary operating condition are expensed as incurred.

         During 2001, $53.1 million or $704 per home was spent on capital expenditures for all of United Dominion's communities excluding development and commercial properties. These capital improvements included turnover related expenditures for floor coverings and appliances, other recurring capital expenditures such as HVAC equipment, roofs, landscaping, siding, parking lots and other non-revenue enhancing capital expenditures, which aggregated $31.5 million or $418 per home. In addition, revenue enhancing capital expenditures, including water sub-metering, gating and access systems, the addition of microwaves, washer-dryers, interior upgrades and new business and fitness centers totaled $21.6 million or $286 per home for the year ended December 31, 2001.

         The following table outlines capital expenditures and repair and maintenance costs for the Company's total portfolio, excluding real estate under development and commercial properties for the periods presented (dollars in thousands):

                                              YEAR ENDED DECEMBER 31,                YEAR ENDED DECEMBER 31, (PER UNIT)
                                         -----------------------------------       ------------------------------------
                                          2001           2000      % CHANGE          2001          2000        % CHANGE
                                         -------       -------     --------        -------         ----        --------
Turnover capital expenditures            $16,776       $14,109        18.9%        $   222          $177          25.4%

Other recurring capital expenditures      14,759        10,685        38.1%            196           134          46.3%
                                         -------       -------        ----         -------          ----          ----
  Total recurring capital expenditures    31,535        24,794        27.2%            418           311          34.4%

Revenue enhancing improvements            21,561        16,702        29.1%            286           210          36.2%
                                         -------       -------        ----         -------          ----          ----
  Total capital improvements             $53,096       $41,496        28.0%        $   704          $521          35.1%
                                         =======       =======        ====         =======          ====          ====

Repair and maintenance                    36,197        36,185         0.0%            480           454           5.7%
                                         -------       -------        ----         -------          ----          ----
  Total expenditures                     $89,293       $77,681        14.9%         $1,184          $975          21.4%
                                         =======       =======        ====          ======          ====          ====

         Total capital improvements increased $11.6 million or $183 per home in 2001 compared to the same period in 2000. United Dominion will continue to selectively add revenue enhancing improvements that the Company believes will provide a return on investment substantially in excess of United Dominion's cost of capital. Capital expenditures during 2002 are currently expected to be at approximately the same level as those experienced in 2001.

Revenue Recognition

         United Dominion's apartment homes are leased under operating leases with terms generally of one year or less. The Company's revenue recognition policy approximates a straight-line rent policy; however, United Dominion's revenue recognition policy results in slightly lower revenues in periods of increasing concessions and slightly higher revenues during periods of decreasing concessions. Rental concessions are recognized when incurred rather than using the straight-line rent methodology. During 2001, 2000 and 1999, the Company has experienced increased rental concessions.

Derivatives and Hedging Activities

         United Dominion uses derivative financial instruments in the normal course of business to reduce its exposure to fluctuations in interest rates. As of December 31, 2001, United Dominion had 16 interest rate swap agreements with a notional value aggregating $282 million that are used to fix the interest rate on a portion of the Company's variable rate debt. These derivatives qualify for hedge accounting as discussed in Note 1 to our consolidated financial statements. While we intend to continue to meet the conditions for hedge accounting, if a particular interest rate swap does not qualify as highly effective, the change in the fair value of the derivatives used as hedges would be reflected in earnings.

         Interest rate swaps, where the Company effectively makes fixed rate payments and receives variable rate payments to eliminate its variable rate exposure, are entered into to manage the interest rate risk in the Company's existing balance sheet mix. These instruments are valued using the market standard methodology of netting the discounted future variable cash receipts and the discounted expected fixed cash payments. The variable cash flow streams are based on an expectation of future interest rates derived from observed market interest rate curves. We have not changed our methods of calculating these fair values or developing the underlying assumptions. The values of these derivatives will change over time as cash receipts and payments are made and as market conditions change. Information about the fair values, notional amounts, and contractual terms of the Company's interest rate swaps can be found in Note 7 to our consolidated financial statements and the section titled "Interest Rate Risk" that follows.

         Potential losses are limited to counterparty risk in situations where United Dominion is owed money; that is, when United Dominion holds contracts with positive fair values. The Company does not expect any losses from counterparties failing to meet their obligations as the counterparties are highly rated credit quality U.S. financial institutions and management believes that the likelihood of realizing material losses from counterparty non-performance is remote. At December 31, 2001, the Company had unrealized losses totaling $14.9 million on derivative transactions, which if terminated would require a cash outlay. United Dominion presently has no intention to terminate these contracts. There are no credit concerns related to the Company's obligations and it expects to meet those obligations without default (see Note 7
- Financial Instruments).

         The following discussion explains the changes in net cash provided by operating activities and net cash used in investing and financing activities which are presented in United Dominion's Consolidated Statements of Cash Flows.

OPERATING ACTIVITIES

         For the year ended December 31, 2001, United Dominion's cash flow from operating activities was $224.4 million compared to $224.2 million for 2000. During 2001, cash flow from operating activities resulted primarily from a change in the level of operating assets as a result of collections on escrow accounts and joint venture receivables offset by a decline in revenues generated from a smaller portfolio of assets.

INVESTING ACTIVITIES

         For the year ended December 31, 2001, net cash used in investing activities was $64.1 million compared to net cash provided by investing activities of $58.7 million for 2000. Changes in the level of investing activities from period to period reflects United Dominion's strategy as it relates to its acquisition, capital expenditure, development and disposition programs, as well as the impact of the capital market environment on these activities.

REAL ESTATE UNDER DEVELOPMENT

         Development activity is focused in core markets that have strong operations managers in place. For the year ended December 31, 2001, United Dominion invested approximately $53.6 million in real estate projects, down $30.8 million from its 2000 level of $84.4 million.

         The following projects, representing additional phases to existing communities, were under development at December 31, 2001:

                                  NUMBER OF     COMPLETED         COST TO         BUDGETED      ESTIMATED      EXPECTED
                                  APARTMENT     APARTMENT          DATE             COST           COST       COMPLETION
                    LOCATION        HOMES         HOMES       (IN THOUSANDS)   (IN THOUSANDS)    PER HOME        DATE
                  ----------      ---------     ---------     --------------   --------------    --------     ----------
Greensview II     Denver, CO         192            168            $15,400         $16,700         $87,000       1Q02
Meridian II       Dallas, TX         270             86             12,000          17,400          64,400       2Q02
                                     ---            ---            -------         -------         -------
        Total                        462            254            $27,400         $34,100         $73,800
                                     ===            ===            =======         =======         =======

         In addition, United Dominion owns nine parcels of land that it continues to hold for future development that had a carrying value at December 31, 2001 of $12.8 million. Eight of the nine parcels represent additional phases to existing communities as United Dominion plans to add apartment homes adjacent to currently owned communities that are in improving markets.

         The following projects were complete at December 31, 2001:

                                                    NUMBER OF      DEVELOPMENT                                 % LEASED
                                                    APARTMENT          COST         COST PER        DATE          AT
                                    LOCATION          HOMES       (IN THOUSANDS)      HOME        COMPLETED    12/31/01
                               -------------        ---------     --------------    --------      ---------    --------
NEW COMMUNITIES:
    Red Stone Ranch            Austin, TX              324           $19,400        $59,900          7/01        76.9%
    Dominion Place
          at Kildaire Farm     Raleigh, NC             332            23,600         71,100         12/01        49.0%
                                                       ---           -------        -------
                                                       656            43,000         65,500
                                                       ---           -------        -------
ADDITIONAL PHASES:
    Manor at England Run III   Fredericksburg, VA      120             8,500         70,800          9/01        99.2%
                                                       ---           -------        -------
             Total                                     776           $51,500        $66,400
                                                       ===           =======        =======

DEVELOPMENT JOINT VENTURE

         On June 21, 2000, United Dominion completed the formation of a joint venture that would invest approximately $101 million to develop five apartment communities with a total of 1,438 apartment homes. United Dominion owns a 25% interest in the joint venture and serves as the managing partner of the joint venture as well as the developer, general contractor and property manager. Upon closing of the venture, United Dominion contributed the projects in return for its equity interest of approximately $8 million in the venture and was reimbursed for approximately $35 million of development outlays that were incurred prior to the formation of the joint venture.

         For the years ended December 31, 2001 and 2000, United Dominion recognized fee income of approximately $2.6 million and $3.0 million, respectively, for general contracting, developer and management services provided by the Company to the joint venture.

         As of December 31, 2001, all five joint venture properties were complete as follows:

                                  NUMBER OF    DEVELOPMENT
                                  APARTMENT       COST             COST PER          DATE        % LEASED
                    LOCATION       HOMES     (IN THOUSANDS)         HOME          COMPLETED     AT 12/31/01
                   ------------   ---------  --------------        --------       ---------     -----------
  Meridian I       Dallas, TX        250         $16,400           $65,600           6/00          94.4%
  Parke 33         Lakeland, FL      264          17,100            64,800           2/01          92.0%
  Sierra Canyon    Phoenix, AZ       236          15,400            65,300           3/01          97.9%
  Oaks at Weston   Raleigh, NC       380          28,000            73,700           3/01          82.9%
  Mandolin         Dallas, TX        308          21,100            68,500           9/01          99.4%
                                   -----         -------           -------
          Total                    1,438         $98,000           $68,200
                                   =====         =======           =======

         On December 28, 2001, United Dominion purchased three of the five apartment communities for a total aggregate cost of $61.3 million. The three communities purchased were Meridian I, Sierra Canyon and Mandolin. The Company has the option, but not the obligation, to purchase the remaining two properties for fair value through December 31, 2006. If neither the Company nor the joint venture partner elects to purchase these properties prior to December 2006, the joint venture will then dispose of the assets to a third party at the then market price.

DISPOSITION OF INVESTMENTS

         For the year ended December 31, 2001, United Dominion sold nine communities with 1,889 apartment homes and five parcels of land for an aggregate sales price of approximately $141.3 million and recognized gains for financial reporting purposes of $24.7 million. Proceeds from the sales were used primarily to repurchase the Company's 9.25% Series A Cumulative Redeemable Preferred stock during the second quarter of 2001, and to a lesser extent, to reduce long-term debt, repurchase common shares and to complete Section 1031 exchanges in order to defer taxable gains. During 2000, United Dominion sold 26 communities with 5,835 apartment homes, one commercial property and a parcel of land for an aggregate sales price of approximately $214.5 million and recognized gains for financial reporting purposes of $31.5 million.

         During 2002, United Dominion plans to dispose of selected communities in non-core markets or with inferior locations, significant capital expense requirements without the potential of a corresponding increase in rent or insufficient growth potential. Proceeds from 2002 dispositions, expected to be at levels above that of 2001, are planned to be used to acquire communities, fund development activity and to reduce debt.

ACQUISITIONS

         During the year ended December 31, 2001, United Dominion acquired five communities with 1,304 apartment homes and one parcel of land at a total cost (including closing costs) of approximately $92.6 million which included the use of tax free exchange funds.

         During 2002, management plans to continue to channel new investments to those markets that are projected to provide the best investment returns for the Company over the next ten years. Markets will be targeted based upon refined criteria including past performance, expected job growth, current and anticipated housing supply and demand and the ability to attract and support household formation.

FINANCING ACTIVITIES

         Net cash used in financing activities during 2001 was $166.0 million compared to $280.2 million for 2000, a decrease of $114.2 million. As part of the plan to improve the Company's balance sheet, United Dominion used proceeds from its disposition program and borrowings under its credit facilities to pay down secured and unsecured debt, to repurchase shares of common and preferred stock and to complete Section 1031 exchanges in order to defer taxable gains.

         In June 2001, the Company completed the redemption of all of the outstanding shares of its 9.25% Series A Cumulative Redeemable Preferred Stock at $25 per share plus accrued dividends utilizing proceeds from asset sales and a new secured credit facility. For the year ended December 31, 2001, United Dominion repurchased 17,600 Series B preferred shares at an average price of $24.42 per share and 3,768,704 common shares and operating partnership units at an average price of $13.21. As of December 31, 2001, approximately 3.2 million common shares and $13.6 million of Series B preferred shares remained available for purchase under the existing authorization for the share repurchase program.

         In August 2001, United Dominion closed on a $200 million credit facility with ARCS Commercial Mortgage Co., L.P. ARCS is a Fannie Mae DUS Lender. The initial funding on the facility was $139 million. The adjustable rate loan was provided through Fannie Mae DMBS for a five-year term based on three month LIBOR, with an initial interest rate of 3.99%. The Company has the option to extend the facility for an additional five years. The proceeds of the loan were used principally to redeem the Company's 9.25% Series A Cumulative Redeemable

Preferred Stock and reduce unsecured debt. The balance of the loan proceeds was used to refinance maturing secured loans.

         In December 2001, United Dominion closed on a $400 million Fannie Mae revolving credit facility through ARCS Commercial Mortgage Co., L.P. The facility provides for an initial term of ten years with an option by the Company to extend the term an additional five years at the then market rate. The Company has the option of variable or fixed rate tranches. The facility will be funded over the next several months and will be used primarily for the refinancing of existing debt on approximately 30 properties. Although the Company expects to pay prepayment penalties of approximately $23 million, the Company estimates, based upon certain assumptions as to the timing of the refinancings and underlying interest rates, that the positive net present value of the refinancings will range from approximately $17 million to $20 million.

         Also in December 2001, United Dominion completed an offering to the public of 4.1 million shares of common stock at a price of $14.40 per share. The proceeds were used to purchase apartment communities.

         For the year ended December 31, 2001, the Company repaid $107.3 million of secured debt and $21.3 million of unsecured debt, assumed $18.2 million of secured debt in connection with the acquisition of properties and was relieved of $28.3 million of secured debt in connection with the disposition of properties.

CREDIT FACILITIES

         United Dominion has four secured revolving credit facilities with the Federal National Mortgage Association (the "FNMA Credit Facilities") with an aggregate commitment of $860 million. As of December 31, 2001, $422.7 million was outstanding under the FNMA Credit Facilities leaving $437.3 million of unused capacity. The FNMA Credit Facilities are for an initial term of five or ten years, bear interest at a floating rate and can be extended for an additional five years at United Dominion's discretion (see Note 4 - Secured
Debt).

         United Dominion has a $375 million three-year unsecured revolving credit facility (the "Bank Credit Facility") that matures August 2003. As of December 31, 2001, $230.2 million was outstanding under the Bank Credit Facility leaving $144.8 million of unused capacity. Under the Bank Credit Facility, the Company may borrow at a rate of LIBOR plus 110 basis points for LIBOR-based borrowings and pays a facility fee, which is equal to 0.25% of the commitment (see Note 5 - Unsecured Debt).

         The FNMA Credit Facilities and the Bank Credit Facility are subject to customary financial covenants and limitations.

DERIVATIVE INSTRUMENTS

         As part of United Dominion's overall interest rate risk management strategy, the Company uses derivatives as a means to fix the interest rates of variable rate debt obligations or to hedge anticipated financing transactions. The Company's derivative transactions used for interest rate risk management include various interest rate swaps with indices that relate to the pricing of specific financial instruments of United Dominion. The Company believes that it has appropriately controlled its interest rate risk through the use of its derivative instruments. Due to the decline in interest rates in 2001, the fair value of the Company's derivative instruments has declined from an unfavorable value position of $3.8 million at December 31, 2000 to an unfavorable value position of $14.9 million at December 31, 2001 (see Note 7 - Financial Instruments).

INTEREST RATE RISK

         United Dominion is exposed to interest rate risk associated with variable rate notes payable and maturing debt that has to be refinanced. United Dominion does not hold financial instruments for trading or other speculative purposes, but rather issues these financial instruments to finance its portfolio of real estate assets. United Dominion's interest rate sensitivity position is managed by the Company's finance department. Interest rate sensitivity is the relationship between changes in market interest rates and the fair value of market rate sensitive assets and liabilities. United Dominion's earnings are affected as changes in short-term interest rates impact its cost of variable rate debt and maturing fixed rate debt. A large portion of United Dominion's market risk is exposure to short-term interest rates from variable rate borrowings outstanding under the unhedged portion of its FNMA Credit Facilities and its Bank Credit Facility, which totaled $405.7 million and $75.2 million, respectively, at December 31, 2001. The impact on United Dominion's financial statements of refinancing fixed rate debt that matured during 2001 was not material. As permitted by the terms of the Company's FNMA Credit Facilities, management intends to convert a significant portion of those borrowings from variable rates to fixed rates in 2002.

         At December 31, 2001, the notional value of United Dominion's derivative products for the purpose of managing interest rate risk was $282 million, representing interest rate swaps under which United Dominion pays a fixed rate of interest and receives a variable rate. These agreements effectively fix $282 million of United Dominion's variable rate notes payable to a weighted average fixed rate of 7.20%. At December 31, 2001, the fair market value of the interest rate swaps in an unfavorable value position to United Dominion was $14.9 million. If interest rates were 100 basis points more or less at December 31, 2001, the fair market value of the interest rate swaps would have increased or decreased approximately $4.9 million and $5.0 million, respectively.

         If market interest rates for variable rate debt average 100 basis points more in 2002 than they did during 2001, United Dominion's interest expense, after considering the effects of its interest rate swap agreements, would increase, and income before taxes would decrease by $5.2 million. Comparatively, if market interest rates for variable rate debt had averaged 100 basis points more in 2001 than in 2000, United Dominion's interest expense, after considering the effects of its interest rate swap agreements, would have increased, and income before taxes would have decreased by $3.8 million. If market rates for fixed rate debt were 100 basis points higher at December 31, 2001, the fair value of fixed rate debt would have decreased from $1.32 billion to $1.28 billion. If market interest rates for fixed rate debt were 100 basis points lower at December 31, 2001, the fair value of fixed rate debt would have increased from $1.32 billion to $1.38 billion.

         These amounts are determined by considering the impact of hypothetical interest rates on United Dominion's borrowing cost and interest rate swap agreements. These analyses do not consider the effects of the reduced level of overall economic activity that could exist in such an environment. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate its exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analysis assumes no change in United Dominion's financial structure.

RESULTS OF OPERATIONS

         Effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 extends the reporting requirements of discontinued operations to include components of an entity that have either been disposed of or are classified as held for sale. Through November 27, 2002, the Company sold or classified certain properties as held for disposition (see Note 13, "Income from Discontinued Operations"). The operating results of these properties have been reclassified as discontinued operations in the consolidated statements of operations for each of the three years in the period ended December 31, 2001 included herein.

         The following discussion includes the results of both continuing and discontinued operations for the periods presented.

Net Income Available to Common Shareholders
2001-vs-2000

         Net income available to common shareholders was $27.1 million ($.27 per share) for the year ended December 31, 2001 compared to $42.7 million ($.41 per share) for 2000, representing a decrease of $15.6 million ($.14 per share). Excluding non-recurring charges (see discussion that follows under "Restructuring Charges" and "Impairment Loss on Real Estate and Investments") and extraordinary items, net income available to common shareholders was $41.5 million ($.41 per share) for the year ended December 31, 2001 compared to $45.5 million ($.44 per share) for 2000, representing a decrease of $4.0 million ($.04 per share). Excluding non-recurring charges and extraordinary items, the decrease for the period was primarily due to the overall decrease in the Company's total portfolio of assets that generated rental income of $618.6 million, representing a decrease of $8.0 million from 2000. In addition, the Company recognized lower gains on the sale of investments during 2001 and incurred the write-off of unamortized original issuance costs associated with the redemption of the Company's 9.25% Series A Cumulative Redeemable Preferred Stock during the second quarter of 2001. This decrease was moderated, in part, by a decrease in rental expenses of $4.2 million to $246.2 million and lower interest costs of $144.4 million during 2001 compared to $156.0 million in 2000.

2000-vs-1999

         Net income available to common shareholders was $42.7 million ($.41 per share) for the year ended December 31, 2000 compared to $55.9 million ($.54 per share) for 1999, representing a decrease of $13.2 million ($.13 per share). The decrease was primarily due to the following factors: (i) property operating income growth generated from the performance of the portfolio during 2000 was offset by the decrease in the size of the portfolio due to the disposition program; (ii) United Dominion recognized $31.5 million ($.31 per share) of gains on the sales of investments in 2000 compared to $38.0 million ($.37 per share) for the comparable period in 1999 and; (iii) real estate depreciation increased significantly in 2000 as a result of the recognition of catch-up depreciation expense on communities transferred from real estate held for disposition to real estate held for investment during the second quarter of 2000 and, to a lesser extent, the impact of completed development communities, acquisitions and capital expenditures (see Note 2 - Real Estate Owned).

APARTMENT COMMUNITY OPERATIONS

         United Dominion's net income is primarily generated from the operation of its apartment communities. The following table summarizes the operating performance for United Dominion's total apartment portfolio for each of the periods presented (dollars in thousands):

                                                  Year Ended December 31,               Year Ended December 31,
                                        --------------------------------------   --------------------------------------
                                          2001          2000         % Change       2000          1999        % Change
                                        --------------------------------------   --------------------------------------
Property rental income(1)               $618,081      $625,845         -1.2%      $625,845      $609,064         2.8%
Property rental expense (excluding
        depreciation and amortization)  (228,211)     (230,853)        -1.1%      (230,853)     (227,097)        1.7%
                                        --------------------------------------   --------------------------------------
Property operating income               $389,870      $394,992         -1.3%      $394,992      $381,967         3.4%
                                        ======================================   ======================================

Weighted average number of homes          76,487        80,253         -4.7%        80,253        85,926        -6.6%
Physical occupancy                         93.9%         94.2%         -0.3%          94.2%         92.6%        1.6%

(1) Includes both continuing and discontinued operations.

         The decrease in property operating income provided by the Company's apartment community operations is due to the disposition of 7,724 apartment homes during 2000 and 2001. As a result of these dispositions, the weighted average number of apartment homes declined 4.7% from 2000 to 2001.

2001-vs-2000
Same Communities

         United Dominion's same communities (those communities acquired, developed or stabilized prior to January 1, 2000 and held on January 1, 2001 which consisted of 72,997 weighted average apartment homes) provided 95% of the Company's property operating income for the year ended December 31, 2001.

         In 2001, property operating income for the same communities increased 2.3% or $8.5 million compared to the same period in 2000. The growth in property operating income resulted from a $17.5 million or 3.1% increase in property rental income over the same period in the prior year. The increase was driven by a $22.9 million or 3.9% increase in rental rates. The increased rental rates were partially offset by higher concessions and an increase in bad debt expense. Physical occupancy decreased 0.2% to 94.0% in 2001 compared to 2000.

         For 2001, property operating expenses at these same communities increased $9.0 million or 4.4%. The increase in property operating expenses resulted primarily from a $3.3 million or 10.6% increase in utility costs experienced by the Company as a result of the increase in prices for natural gas and overall increases in electricity costs. In addition, the Company experienced a $3.0 million or 9.4% increase in repair and maintenance, a $1.6 million or 3.1% increase in taxes and a $1.2 million or 2.1% increase in personnel costs.

         As a result of the percentage changes in property rental income and property operating expenses, the operating margin (property operating income divided by property rental income) decreased 0.5% to 63.2%.

Non-Mature Communities

         The remaining 5% of United Dominion's property operating income during 2001 was generated from its non-mature communities (those communities acquired or developed during 2000 and 2001). United Dominion's development communities, which included 2,022 apartment homes constructed since January 1, 2000, provided an additional $9.5 million of property operating income for the year ended December 31, 2001. In addition, the six communities with 1,571 apartment homes acquired by United Dominion during 2000 and 2001 provided an additional $3.8 million of property operating income during 2001.

2000-vs-1999
Same Communities

         United Dominion's same communities (those communities acquired, developed or stabilized prior to January 1, 1999 and held on January 1, 2000 which consisted of 76,267 weighted average apartment homes) provided 94% of its property operating income for the year ended December 31, 2000.

         In 2000, property operating income for the same communities increased 4.2% or $15.2 million compared to 1999. The growth in property operating income resulted from a $26.8 million or 4.8% increase in property rental income which was driven by a $17.1 million or 2.9% increase in rental rates coupled with a $5.8 million or 1.2% increase in physical occupancy. The increase in rental rates and occupancy was partially offset by higher concessions and bad debt expense.

         For 2000, property operating expenses at these same communities increased $11.6 million or 5.6%. The increase in property operating expenses was due to (i) a $2.6 million or 5.3% increase in real estate taxes related to the $1.4 billion of real estate acquired in 1998 which had undergone reassessment;
(ii) a $4.1 million or 76.3% increase in property insurance costs attributable to a combination of the Company's loss history plus overall increases in market rates; (iii) a $3.1 million or 5.3% increase in personnel costs due to higher salaries and benefit costs and; (iv) a $1.9 million or 6.1% increase in utilities expense. These increases were offset by a $1.3 million or 3.7% decrease in repair and maintenance expense.

         As a result of the increase in property rental income and increase in property operating expenses, the operating margin decreased 0.4% to 63.1%.

Non-Mature Communities

         The remaining 6% of United Dominion's property operating income during 2000 was generated from its non-mature communities (those communities acquired or developed during 1999 and 2000). United Dominion's development communities, which included 2,470 apartment homes constructed since January 1, 1999, provided an additional $12.3 million of property operating income for the year ended December 31, 2000. In addition, the six communities with 1,497 apartment homes acquired by United Dominion during 1999 and 2000 provided an additional $7.6 million of property operating income during 2000.

REAL ESTATE DEPRECIATION

         During the year ended December 31, 2001, real estate depreciation on continuing and discontinued operations decreased $1.1 million or 0.8% compared to 2000. The decrease in depreciation expense is attributable to the overall decrease in the weighted average number of apartment homes partially offset by the impact of completed development communities, acquisitions and capital expenditures.

         During the year ended December 31, 2000, real estate depreciation on continuing and discontinued operations increased $31.3 million or 25.7% over 1999. This increase was primarily attributable to (i) the recapture of approximately $10 million in depreciation expense on communities transferred from real estate held for disposition to real estate held for investment during the second quarter of 2000 and approximately $5 million of additional depreciation expense recognized on these assets during 2000 after they were reclassified into real estate held for investment; (ii) over $150 million in development completions in late 1999 and 2000 and; (iii) the effect of approximately $200 million in acquisitions and capital improvements in 1999 and 2000 (see Note 2 - Real Estate Owned).

INTEREST EXPENSE

         During 2001, interest expense on continuing and discontinued operations decreased $11.7 million from the corresponding amount in 2000 primarily due to decreasing interest rates and, to a lesser extent, the overall decrease in the weighted average level of debt outstanding. For the year ended December 31, 2001, the weighted average amount of debt outstanding decreased 2.9% or $60.2 million from 2000 levels and the weighted average interest rate decreased from 7.6% in 2000 to 7.1% in 2001. The weighted average amount of debt employed during 2001 is lower as a portion of disposition proceeds was used to repay outstanding debt. The decrease in the average interest rate during 2001 reflects the ability of the Company to take advantage of declining interest rates through refinancing and the utilization of variable rate debt.

         During 2000, interest expense on continuing and discontinued operations increased $2.3 million over 1999 as the weighted average amount of debt outstanding decreased 6.0% or $124.7 million from 1999 levels ($2.1 billion in 2000 versus $2.2 billion in 1999) and the weighted average interest rate increased from 7.4% in 1999 to 7.6% in 2000. The weighted average amount of debt employed during 2000 was lower as disposition proceeds were used to repay outstanding debt. The increase in the average interest rate during 2000 reflects the reliance on short-term bank borrowings that had higher interest rates when compared to the prior year. For 2001, 2000 and 1999, total interest capitalized was $2.9 million, $3.6 million and $5.2 million, respectively.

RESTRUCTURING CHARGE

         During the quarter ended March 31, 2001, United Dominion undertook a comprehensive review of the organizational structure of the Company and its operations subsequent to the appointment of a new senior management team and CEO. As a result, the Company recorded $4.5 million of expense related to the termination of approximately 10% of United Dominion's workforce (ultimately approximately 230 full-time equivalent positions) in operations and at the corporate headquarters. These reductions will impact both personnel and general and administrative expenses. As of December 31, 2001, all of the accrued charge has been paid. In addition, United Dominion recognized expense in the aggregate of $0.9 million related to relocation costs associated with the new executive offices in Denver and other miscellaneous costs. All charges came under consideration subsequent to the appointment of the Company's new CEO in February 2001 and were approved by management and the Board of Directors in March 2001 (see Note 9 - Restructuring Charges).

IMPAIRMENT LOSS ON REAL ESTATE AND INVESTMENTS

         In connection with the evaluation of the Company's real estate assets and operations during the first quarter of 2001, management determined that it was in the Company's best interest to dispose of a majority of its undeveloped tracts of land at an accelerated pace and redeploy the proceeds elsewhere. This represented a change from prior management in the holding period of these assets and their respective values. Prior management had purchased these tracts of land in 1999 and 2000 with the intent to build apartment communities on them. In order to accelerate the disposition of these undeveloped land sites, the Company recorded an aggregate $2.8 million impairment loss during the first quarter for the write-down of seven undeveloped sites in selected markets. The $2.8 million charge represents the discount necessary to dispose of these assets in a short time frame coupled with decreases in market value in 2001 for these properties (see Note 2 - Real Estate Owned). In addition, the Company recognized a $0.4 million charge for the write-down of United Dominion's investment in an online apartment leasing company.

         During the fourth quarter of 2001, Realeum, Inc., a technology venture through which the Company and two other multifamily REIT entities have been co-developing a web-based property management system, successfully completed a secondary equity offering in which it raised approximately $15 million of new capital in exchange for a 45.6% ownership stake. The additional capital provides Realeum more flexibility as it rolls the product out for beta testing and continues its marketing and system enhancement processes. As a result of the equity offering, the market value of the Company's ownership stake was established at approximately $1.3 million.

Although management believes the potential revenue enhancements and cost efficiencies to be derived from an implementation of the system would enable United Dominion to recover its full investment in Realeum, the Company has elected to adopt a more conservative accounting treatment that requires a write-down of this investment to market value. As a result, the Company's $3.5 million aggregate investment was adjusted to $1.3 million.

GENERAL AND ADMINISTRATIVE

         For the year ended December 31, 2001, general and administrative expenses increased $6.0 million or 38.2% over 2000. The increase was primarily due to an increase in incentive compensation expense and adjustments to the Company's accruals for various employee benefits and state and local taxes.

         During the year ended December 31, 2000, general and administrative expenses increased $1.9 million or 13.5% over 1999, reflecting a full year's impact of United Dominion's investment in professional staff, technology and scaleable accounting and information systems and the effect of additional franchise taxes in Tennessee as a result of a change in the state law regarding franchise taxes.

GAINS ON SALES OF INVESTMENTS

         For the years ended December 31, 2001 and 2000, United Dominion recognized gains for financial reporting purposes of $24.7 million and $31.5 million, respectively. Changes in the level of gains recognized from period to period reflect the changing level of United Dominion's divestiture activity from period to period as well as the extent of gains related to specific properties sold.

INFLATION

         United Dominion believes that the direct effects of inflation on the Company's operations have been inconsequential. Substantially all of the Company's leases are for a term of one year or less which generally minimizes United Dominion's risk from the adverse effects of inflation.

             INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE

                       UNITED DOMINION REALTY TRUST, INC.

                                                                                               PAGE
                                                                                               ----
FINANCIAL STATEMENTS FILED AS PART OF THIS REPORT

Report of Ernst & Young LLP, Independent Auditors ....................................          21

Consolidated Balance Sheets at December 31, 2001 and 2000.............................          22

Consolidated Statements of Operations for each of
the three years in the period ended December 31, 2001.................................          23

Consolidated Statements of Cash Flows for each of
the three years in the period ended December 31, 2001.................................          24

Consolidated Statements of Shareholders' Equity for
each of the three years in the period ended December 31, 2001.........................          25

Notes to Consolidated Financial Statements............................................          26

SCHEDULE FILED AS PART OF THIS REPORT

Schedule III - Summary of Real Estate Owned...........................................          47

All other schedules are omitted since the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
United Dominion Realty Trust, Inc.

      We have audited the accompanying consolidated balance sheets of United Dominion Realty Trust, Inc. (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the financial statement schedule listed in the Index at
Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Dominion Realty Trust, Inc. at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

      As discussed in Note 1 to the consolidated financial statements, in 2001 the Company changed its method of accounting for derivative financial instruments. Also, as discussed in Note 13 to the consolidated financial statements, in 2002, the Company adopted the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."


                                                ERNST & YOUNG LLP


Richmond, Virginia
January 31, 2002, except for Notes 13 and 14, as to which the date is November 27, 2002

                       UNITED DOMINION REALTY TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA )

                                                                                                   DECEMBER 31,
                                                                                            ----------------------------

                                                                                               2001             2000
                                                                                               ----             ----
ASSETS

Real estate owned:
      Real estate held for investment (Note 2)                                              $ 3,858,579      $ 3,758,974
           Less: accumulated depreciation                                                      (646,366)        (506,871)
                                                                                            -----------      -----------
                                                                                              3,212,213        3,252,103
      Real estate under development                                                              40,240           60,366
      Real estate held for disposition (net of accumulated depreciation of $0
       and $2,534) (Note 2)                                                                       8,848           14,446
                                                                                            -----------      -----------
      Total real estate owned, net of accumulated depreciation                                3,261,301        3,326,915
Cash and cash equivalents                                                                         4,641           10,305
Restricted cash                                                                                  26,830           44,943
Deferred financing costs, net                                                                    15,802           14,271
Investment in unconsolidated development joint venture (Note 3)                                   3,355            8,088
Other assets                                                                                     36,162           49,435
                                                                                            -----------      -----------
      Total assets                                                                          $ 3,348,091      $ 3,453,957
                                                                                            ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Secured debt (Note 4)                                                                       $   974,177      $   866,115
Unsecured debt (Note 5)                                                                       1,090,020        1,126,215
Real estate taxes payable                                                                        28,099           30,554
Accrued interest payable                                                                         16,779           18,059
Security deposits and prepaid rent                                                               20,481           22,524
Distributions payable                                                                            33,457           36,128
Accounts payable, accrued expenses and other liabilities                                         66,688           47,144
                                                                                            -----------      -----------
      Total liabilities                                                                       2,229,701        2,146,739

Minority interests                                                                               75,665           88,326

Shareholders' equity: (Note 6)
      Preferred stock, no par value; $25 liquidation preference,
        25,000,000 shares authorized;
           0 shares 9.25% Series A Cumulative Redeemable issued and outstanding
              (3,969,120 in 2000)                                                                    --           99,228
           5,416,009 shares 8.60% Series B Cumulative Redeemable issued and outstanding
              (5,439,109 in 2000)                                                               135,400          135,978
           8,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued
              and outstanding (8,000,000 in 2000)                                               175,000          175,000
      Common stock, $1 par value; 150,000,000 shares authorized
           103,133,279 shares issued and outstanding (102,219,250 in 2000)                      103,133          102,219
      Additional paid-in capital                                                              1,098,029        1,081,387
      Distributions in excess of net income                                                    (448,345)        (366,531)
      Deferred compensation - unearned restricted stock awards                                   (1,312)            (828)
      Notes receivable from officer-shareholders                                                 (4,309)          (7,561)
      Accumulated other comprehensive loss, net (Note 7)                                        (14,871)              --
                                                                                            -----------      -----------
           Total shareholders' equity                                                         1,042,725        1,218,892
                                                                                            -----------      -----------
      Total liabilities and shareholders' equity                                            $ 3,348,091      $ 3,453,957
                                                                                            ===========      ===========


          See accompanying notes to consolidated financial statements.

                       UNITED DOMINION REALTY TRUST, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         YEARS ENDED DECEMBER 31,
                                                                 ---------------------------------------

                                                                  2001(1)        2000(1)        1999(1)
                                                                  --------       --------       --------
REVENUES

      Rental income                                              $ 561,958      $ 572,205      $ 572,798
      Non-property income                                            4,593          5,326          1,942
                                                                 ---------      ---------      ---------
            Total revenues                                         566,551        577,531        574,740
EXPENSES
      Rental expenses:

            Real estate taxes and insurance                         59,340         62,009         57,297
            Personnel                                               56,909         59,452         61,058
            Utilities                                               34,479         33,417         33,920
            Repairs and maintenance                                 33,227         32,913         37,438
            Administrative and marketing                            20,333         21,139         23,045
            Property management                                     17,107         18,392         18,474
            Other operating expenses                                 1,477          1,426          1,539
      Real estate depreciation                                     137,551        140,674        110,972
      Interest                                                     138,895        150,896        148,280
      Severance costs and other organizational charges               5,404          1,020           --
      Litigation settlement charges                                   --            2,700           --
      Impairment loss on real estate and investments                 4,661           --           17,694
      General and administrative                                    21,730         15,724         13,850
      Other depreciation and amortization                            3,313          4,228          4,335
                                                                 ---------      ---------      ---------
            Total expenses                                         534,426        543,990        527,902
                                                                 ---------      ---------      ---------
Income before gains on sales of investments, minority
  interests, discontinued operations and extraordinary
  item                                                              32,125         33,541         46,838
Gains on sales of land and depreciable property                     24,748         31,450         37,995
                                                                 ---------      ---------      ---------
Income before minority interests, discontinued operations
  and extraordinary item                                            56,873         64,991         84,833
Minority interests of unitholders in outside partnerships ..        (2,225)        (1,501)        (1,245)
Minority interests of unitholders in operating partnerships         (1,052)        (1,859)        (3,360)
                                                                 ---------      ---------      ---------
Income before discontinued operations and extraordinary
  item                                                              53,596         61,631         80,228
Income from discontinued operations, net of minority
  interests (Note 13)                                               11,703         14,153         12,467
                                                                 ---------      ---------      ---------
Income before extraordinary item                                    65,299         75,784         92,695
Extraordinary item - early extinguishment of debt                   (3,471)           831            927
                                                                 ---------      ---------      ---------
Net income                                                          61,828         76,615         93,622
Distributions to preferred shareholders - Series A and B           (15,762)       (21,591)       (22,560)
Distributions to preferred shareholders - Series D
  (Convertible)                                                    (15,428)       (15,300)       (15,154)
(Premium)/discount on preferred share repurchases                   (3,496)         2,929           --
                                                                 ---------      ---------      ---------
Net income available to common shareholders                      $  27,142      $  42,653      $  55,908
                                                                 =========      =========      =========

Earnings (loss) per common share - basic:

     Income before discontinued operations and
        extraordinary item, net of minority interests            $    0.19      $    0.27      $    0.41
     Income from discontinued operations, net of minority
        interests                                                $    0.12      $    0.14      $    0.12
     Extraordinary item, net of minority interests               $   (0.03)     $    0.01      $    0.01
     Net income available to common shareholders                 $    0.27      $    0.41      $    0.54

Earnings (loss) per common share - diluted:

     Income before discontinued operations and extraordinary
        item, net of minority interests                          $    0.19      $    0.27      $    0.41
     Income from discontinued operations, net of minority
        interests                                                $    0.12      $    0.14      $    0.12

     Extraordinary item, net of minority interests               $   (0.03)     $    0.01      $    0.01
     Net income available to common shareholders                 $    0.27      $    0.41      $    0.54

Common distributions declared per share                          $    1.08      $    1.07      $    1.06

Weighted average number of common shares outstanding-basic         100,339        103,072        103,604
Weighted average number of common shares outstanding-diluted       101,037        103,208        103,639

(1)   Reclassified as described in Note 13.


          See accompanying notes to consolidated financial statements.

                       UNITED DOMINION REALTY TRUST, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                           YEARS ENDED DECEMBER 31,
                                                                                   ---------------------------------------
                                                                                     2001           2000            1999
                                                                                   ---------      ---------      ---------
OPERATING ACTIVITIES
       Net income                                                                  $  61,828      $  76,615      $  93,622
       Adjustments to reconcile net income to cash provided
            by operating activities:
             Depreciation and amortization                                           155,327        157,361        126,152
             Impairment loss on real estate and investments                            5,436           --           19,300
             Gains on sales of investments                                           (24,748)       (31,450)       (37,995)
             Minority interests                                                        4,192          4,386          5,679
             Extraordinary item-early extinguishment of debt                           3,471           (831)          (927)
             Amortization of deferred financing costs and other                          965          2,551          5,184
             Changes in operating assets and liabilities:
                  Decrease in operating liabilities                                   (3,188)        (2,333)        (4,777)
                  Decrease/(increase) in operating assets                             21,128         17,861        (15,636)
                                                                                   ---------      ---------      ---------
Net cash provided by operating activities                                            224,411        224,160        190,602

INVESTING ACTIVITIES
       Proceeds from sales of real estate investments, net                           109,713        160,257        161,140
       Proceeds received for excess expenditures over investment contribution
           in development joint venture                                                 --           30,176           --
       Acquisition of real estate assets, net of liabilities assumed                 (74,372)        (4,635)       (69,969)
       Development of real estate assets and other major improvements                (53,607)       (84,431)      (121,073)
       Capital expenditures-real estate assets, net of escrow reimbursement          (53,096)       (41,496)       (67,004)
       Capital expenditures-non-real estate assets                                    (1,442)        (1,166)        (8,062)
       Other investing activities                                                      8,749           --            1,132
                                                                                   ---------      ---------      ---------
Net cash (used in)/provided by investing activities                                  (64,055)        58,705       (103,836)

FINANCING ACTIVITIES
       Proceeds from the issuance of secured notes payable                           225,171         67,285        201,861
       Scheduled principal payments on secured notes payable                         (55,130)       (62,575)       (19,100)
       Non-scheduled principal payments on secured notes payable                     (52,182)      (100,793)      (184,993)
       Proceeds from the issuance of unsecured notes payable                            --          248,035        197,345
       Payments on unsecured notes payable                                           (21,307)      (214,984)      (151,117)
       Net (repayment)/borrowing of short-term bank debt                             (14,200)       (33,200)        37,600
       Payment of financing costs                                                     (4,807)        (5,648)        (6,719)
       Proceeds from the issuance of common stock                                     66,319          7,660         17,250
       Proceeds from the issuance of out-performance partnership shares                1,236           --             --
       Distributions paid to minority interests                                      (12,868)       (10,272)        (9,200)
       Distributions paid to preferred shareholders                                  (34,308)       (36,909)       (34,958)
       Distributions paid to common shareholders                                    (108,511)      (110,098)      (109,608)
       Repurchases of operating partnership units and other minority interests        (4,267)          (341)       (11,967)
       Repurchases of common and preferred stock                                    (151,166)       (28,398)       (31,563)
                                                                                   ---------      ---------      ---------
Net cash used in financing activities                                               (166,020)      (280,238)      (105,169)

Net (decrease)/increase in cash and cash equivalents                                  (5,664)         2,627        (18,403)
Cash and cash equivalents, beginning of year                                          10,305          7,678         26,081
                                                                                   ---------      ---------      ---------
Cash and cash equivalents, end of year                                             $   4,641      $  10,305      $   7,678
                                                                                   =========      =========      =========

SUPPLEMENTAL INFORMATION:
       Interest paid during the period                                             $ 148,863      $ 152,434      $ 162,236
       Conversion of operating partnership units to common stock                          74            247          3,947
       Issuance of restricted stock awards                                             1,363            830            460
       Non-cash transactions:
             Secured debt assumed with the acquisition of properties                  18,230         10,130          5,750
             Reduction in secured debt from the disposition of properties             28,315         45,088         75,566

See accompanying notes to consolidated financial statements.

                       UNITED DOMINION REALTY TRUST, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT FOR SHARE DATA)


                                                                    PREFERRED STOCK           COMMON STOCK           PAID-IN
                                                                  SHARES       AMOUNT      SHARES       AMOUNT       CAPITAL
BALANCE, DECEMBER 31, 1998                                      18,200,000   $ 430,000   103,639,117   $ 103,639   $ 1,090,432
Comprehensive Income
      Net income
                                                                --------------------------------------------------------------
      Comprehensive income
                                                                --------------------------------------------------------------
      Issuance of common shares to employees,
         officers and director-shareholders                                                   71,998          72           665
      Issuance of common shares through dividend reinvestment
         and stock purchase plan                                                           1,597,841       1,598        15,049
      Purchase of common and preferred stock                       (85,140)     (2,128)   (2,687,984)     (2,688)      (26,746)


      Issuance of restricted stock awards                                                     46,000          46           414
      Adjustment for cash purchase and conversion of minority
         interests of unitholders in operating partnerships                                   73,805          74         3,873
      Principal repayments on notes receivable
         from officer-shareholders
      Notes issued for common shares
      Common stock distributions declared ($1.06 per share)
      Preferred stock distributions declared
         Series A ($2.31 per share)
      Preferred stock distributions declared
         Series B ($2.15 per share)
      Preferred stock distributions declared
         Series D ($1.89 per share)
      Amortization of deferred compensation
                                                                --------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                                      18,114,860   $ 427,872   102,740,777   $ 102,741   $ 1,083,687
                                                                ==============================================================
Comprehensive Income
      Net income
                                                                --------------------------------------------------------------
      Comprehensive income
                                                                --------------------------------------------------------------
      Issuance of common shares to employees,
         officers and director-shareholders                                                    5,000           5           158
      Issuance of common shares through dividend reinvestment
         and stock purchase plan                                                             767,513         767         6,538
      Purchase of common and preferred stock                      (706,631)    (17,666)   (1,398,866)     (1,399)       (9,333)
      Issuance of restricted stock awards                                                     85,670          86           744
      Adjustment for cash purchase and conversion of minority
         interests of unitholders in operating partnerships                                   19,156          19          (407)
      Principal repayments on notes receivable
         from officer-shareholders
      Common stock distributions declared ($1.07 per share)
      Preferred stock distributions declared
         Series A ($2.31 per share)
      Preferred stock distributions declared
         Series B ($2.15 per share)
      Preferred stock distributions declared
         Series D ($1.91 per share)
      Amortization of deferred compensation
                                                                --------------------------------------------------------------
BALANCE, DECEMBER 31, 2000                                      17,408,229   $ 410,206   102,219,250   $ 102,219   $ 1,081,387
                                                                ==============================================================
Comprehensive Income

      Net income
      Other comprehensive income:
         Cumulative effect of a change in accounting principle
           (Note 7)
         Unrealized loss on derivative financial instruments
           (Note 7)
                                                                --------------------------------------------------------------
      Comprehensive income
                                                                --------------------------------------------------------------
      Issuance of common shares to employees,
         officers and director-shareholders                                                  257,158         258         2,318
      Issuance of common shares through dividend reinvestment
         and stock purchase plan                                                             332,243         332         4,054
      Issuance of common shares through public offering                                    4,100,000       4,100        52,316
      Purchase of common and preferred stock                       (91,900)     (2,298)   (3,962,076)     (3,962)      (47,362)
      Redemption of Series A preferred stock                    (3,900,320)    (97,508)                                  3,496
      Issuance of restricted stock awards                                                    112,433         112        1,251

      Adjustment for cash purchase and conversion of minority
         interests of unitholders in operating partnerships                                   74,271          74           569
      Principal repayments on notes receivable
         from officer-shareholders
      Common stock distributions declared ($1.08 per share)
      Preferred stock distributions declared
         Series A ($1.05 per share)
      Preferred stock distributions declared
         Series B ($2.15 per share)
      Preferred stock distributions declared
         Series D ($1.93 per share)

      Amortization of deferred compensation
                                                                --------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                                      13,416,009   $ 310,400   103,133,279   $ 103,133   $ 1,098,029
                                                                ==============================================================

                                                                               DEFERRED
                                                               DISTRIBUTIONS COMPENSATION-      NOTES       ACCUMULATED
                                                                    IN         UNEARNED      RECEIVABLE        OTHER
                                                                EXCESS OF     RESTRICTED    FROM OFFICER-  COMPREHENSIVE
                                                                NET INCOME   STOCK AWARDS   SHAREHOLDERS       LOSS         TOTAL
BALANCE, DECEMBER 31, 1998                                      $(242,331)    $     -         $ (7,619)      $      -    $1,374,121
Comprehensive Income
      Net income                                                   93,622                                                    93,622
                                                                -------------------------------------------------------------------
      Comprehensive income                                         93,622                                           -        93,622
                                                                -------------------------------------------------------------------
      Issuance of common shares to employees,
         officers and director-shareholders                                                                                     737
      Issuance of common shares through dividend reinvestment
         and stock purchase plan                                                                                             16,647
      Purchase of common and preferred stock                                                                                (31,562)
      Issuance of restricted stock awards                                        (460)                                            -
      Adjustment for cash purchase and conversion of minority
         interests of unitholders in operating partnerships                                                                   3,947
      Principal repayments on notes receivable
         from officer-shareholders                                                                 139                          139
      Notes issued for common shares                                                              (273)                        (273)
      Common stock distributions declared ($1.06 per share)      (109,607)                                                 (109,607)
      Preferred stock distributions declared
         Series A ($2.31 per share)                                (9,688)                                                   (9,688)
      Preferred stock distributions declared
         Series B ($2.15 per share)                               (12,872)                                                  (12,872)
      Preferred stock distributions declared
         Series D ($1.89 per share)                               (15,154)                                                  (15,154)
      Amortization of deferred compensation                                       155                                           155
                                                                -------------------------------------------------------------------
BALANCE, DECEMBER 31, 1999                                      $(296,030)    $  (305)        $ (7,753)      $      -    $1,310,212
                                                                ===================================================================
Comprehensive Income
      Net income                                                   76,615                                                    76,615
                                                                -------------------------------------------------------------------
      Comprehensive income                                         76,615                                           -        76,615
                                                                -------------------------------------------------------------------
      Issuance of common shares to employees,
         officers and director-shareholders                                                                                     163
      Issuance of common shares through dividend reinvestment
         and stock purchase plan                                                                                              7,305
      Purchase of common and preferred stock                                                                                (28,398)
      Issuance of restricted stock awards                                        (830)                                            -
      Adjustment for cash purchase and conversion of minority
         interests of unitholders in operating partnerships                                                                    (388)
      Principal repayments on notes receivable
         from officer-shareholders                                                                 192                          192
      Common stock distributions declared ($1.07 per share)      (110,225)                                                 (110,225)
      Preferred stock distributions declared
         Series A ($2.31 per share)                                (9,473)                                                   (9,473)
      Preferred stock distributions declared
         Series B ($2.15 per share)                               (12,118)                                                  (12,118)
      Preferred stock distributions declared
         Series D ($1.91 per share)                               (15,300)                                                  (15,300)
      Amortization of deferred compensation                                       307                                           307
                                                                -------------------------------------------------------------------
BALANCE, DECEMBER 31, 2000                                      $(366,531)    $  (828)        $ (7,561)      $      -    $1,218,892
                                                                ===================================================================
Comprehensive Income

      Net income                                                   61,828                                                    61,828
      Other comprehensive income:
         Cumulative effect of a change in accounting principle
           (Note 7)                                                                                            (3,848)       (3,848)
         Unrealized loss on derivative financial instruments
           (Note 7)                                                                                           (11,023)      (11,023)
                                                                -------------------------------------------------------------------
      Comprehensive income                                         61,828                                     (14,871)       46,957
                                                                -------------------------------------------------------------------
      Issuance of common shares to employees,
         officers and director-shareholders                                                                                   2,576
      Issuance of common shares through dividend reinvestment
         and stock purchase plan                                                                                              4,386
      Issuance of common shares through public offering                                                                      56,416
      Purchase of common and preferred stock                                                                                (53,622)
      Redemption of Series A preferred stock                       (3,496)                                                  (97,508)
      Issuance of restricted stock awards                                      (1,363)
                                                                                                                                  -
      Adjustment for cash purchase and conversion of minority
         interests of unitholders in operating partnerships                                                                     643
      Principal repayments on notes receivable
         from officer-shareholders                                                               3,252                        3,252
      Common stock distributions declared ($1.08 per share)      (108,956)                                                 (108,956)
      Preferred stock distributions declared
         Series A ($1.05 per share)                                (4,111)                                                   (4,111)
      Preferred stock distributions declared
         Series B ($2.15 per share)                               (11,651)                                                  (11,651)
      Preferred stock distributions declared
         Series D ($1.93 per share)                               (15,428)                                                  (15,428)
      Amortization of deferred compensation                                       879                                           879
                                                                -------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                                      $(448,345)    $(1,312)        $ (4,309)      $(14,871)   $1,042,725
                                                                ===================================================================

See accompanying notes to consolidated financial statements.

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND FORMATION

      United Dominion Realty Trust, Inc., a Virginia corporation, was formed in 1972. United Dominion operates within one defined business segment with activities related to the ownership, management, development, acquisition, renovation and disposition of multifamily apartment communities nationwide. At December 31, 2001, United Dominion owned 274 communities with 77,567 completed apartment homes and had two additional phases to existing communities with 462 apartment homes under development.

BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the accounts of United Dominion and its subsidiaries, including United Dominion Realty, L.P., (the "Operating Partnership"), and Heritage Communities L.P. (the "Heritage OP"), (collectively, "United Dominion"). As of December 31, 2001, there were 74,962,675 units in the Operating Partnership outstanding, of which 68,509,601 units or 91.4% were owned by United Dominion and 6,453,074 units or 8.6% were owned by non-affiliated limited partners. As of December 31, 2001, there were 3,492,889 units in the Heritage OP outstanding, of which 3,108,001 units or 89.0% were owned by United Dominion and 384,888 units or 11.0% were owned by non-affiliated limited partners. The consolidated financial statements of United Dominion include the minority interests of the unitholders in the operating partnerships. All significant inter-company accounts and transactions have been eliminated in consolidation.

INCOME TAXES

      United Dominion is operated as, and elects to be taxed as, a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Generally, a REIT complies with the provisions of the Code if it distributes at least 90% (95% prior to 2001) of its REIT taxable income to its shareholders and will not be subject to U.S. federal income taxes if it distributes at least 100% of its income. Accordingly, no provision has been made for federal income taxes. However, United Dominion is subject to certain state and local excise or franchise taxes, for which provision has been made.

      The differences between net income available to common shareholders for financial reporting purposes and taxable income before dividend deductions relate primarily to temporary differences, principally real estate depreciation and the tax deferral of certain gains on property sales. The temporary differences in depreciation result from differences in the book and tax basis of certain real estate assets and the differences in the methods of depreciation and lives of the real estate assets.

      The following table reconciles the Company's net income to REIT taxable income for the three years ended December 31, 2001 (dollars in thousands):

                                                          2001           2000           1999
                                                       ---------      ---------      ---------
Net income                                             $  61,828      $  76,615      $  93,622

Minority interest expense, less than distributions        (1,442)        (2,851)          (181)
Depreciation and amortization expense                     45,327         62,828         27,573
Gain on the disposition of properties                        343         10,120        (24,654)
Revenue recognition timing differences                       589            780          1,060
Impairment loss, not deductible for tax                    2,788           --           18,300
Investment loss, not deductible for tax                    2,648           --            1,000
Other expense timing differences                           2,787         (2,414)        (4,034)
                                                       ---------      ---------      ---------
REIT taxable income before dividends                   $ 114,868      $ 145,078      $ 112,686
                                                       =========      =========      =========
Dividends paid                                         $ 140,146      $ 147,116      $ 147,321
                                                       =========      =========      =========

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


      For income tax purposes, distributions paid to common shareholders consist of ordinary income, capital gains and return of capital, or a combination thereof. For the three years ended December 31, 2001, distributions paid per common share were taxable as follows:

                                       2001         2000         1999
                                       ----         ----         ----
Ordinary income                       $0.74        $0.81        $0.62
Long-term capital gain                 0.11         0.15         0.13
Unrecaptured section 1250 gain         0.07         0.11         --
Return of capital                      0.16         --           0.31
                                      -----        -----        -----
                                      $1.08        $1.07        $1.06
                                      =====        =====        =====

USE OF ESTIMATES

      The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

      Certain reclassifications have been made to amounts in prior years' financial statements to conform with current year presentation.

CASH AND CASH EQUIVALENTS

      Cash and cash equivalents include all cash and liquid investments with maturities of three months or less when purchased.

INVESTMENTS IN UNCONSOLIDATED JOINT VENTURE

      The Company accounts for investments in unconsolidated joint ventures using the equity method when major business decisions require approval by the other partners and the Company does not have control of the assets. Investments are recorded at cost and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. United Dominion eliminates intercompany profits on sales of services that are provided to the venture. Differences between the carrying value of investments and the underlying equity in net assets of the investee are due to capitalized interest on the investment balance and capitalized development and leasing costs that are recovered by the Company through fees during construction (see Note 3 - Investment in Unconsolidated Joint Venture).

REAL ESTATE

      Real estate assets held for investment are carried at historical cost less accumulated depreciation and any recorded impairment losses.

      Expenditures for ordinary repair and maintenance costs are charged to expense as incurred. Expenditures for improvements, renovations and replacements related to the acquisition and improvement of real estate assets are capitalized at cost and depreciated over their estimated useful lives if the value of the existing asset will be materially enhanced or the life of the related asset will be substantially extended beyond the original life expectancy.

      United Dominion recognizes impairment losses on long-lived assets used in operations when there is an event or change in circumstance that indicates an impairment in the value of an asset and the undiscounted future cash flows are not sufficient to recover the asset's carrying value. If such indicators of impairment are present, an impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value.

      For long-lived assets to be disposed of, impairment losses are recognized when the fair value of the asset less estimated cost to sell is less than the carrying value of the asset. Prior to 2000, properties were classified as real

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


estate held for disposition when management had committed to sell and was actively marketing the property, and United Dominion expected to dispose of these properties within the next twelve months. Beginning in 2000, properties classified as real estate held for disposition generally represent properties that are under contract for sale. Real estate held for disposition is carried at the lower of cost, net of accumulated depreciation, or fair value, less the cost to dispose, determined on an asset by asset basis. Expenditures for ordinary repair and maintenance costs on held for disposition properties are charged to expense as incurred. Expenditures for improvements, renovations and replacements related to held for disposition properties are capitalized at cost. Depreciation is not recorded on real estate held for disposition and gains (losses) from initial and subsequent adjustments to the carrying value of the assets, if any, are recorded as a separate component of income from continuing operations.

      Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which is 35 years for buildings, 10 to 35 years for major improvements, and 3 to 10 years for furniture, fixtures, equipment and other assets.

      All development projects and related carrying costs are capitalized and reported on the Consolidated Balance Sheet as "real estate under development" until such time as the development project is completed. Upon completion, the total cost of the building and associated land is transferred to real estate held for investment and the assets are depreciated over their estimated useful lives. The cost of development projects includes interest, real estate taxes, insurance and allocated development overhead during the construction period.

      Interest, real estate taxes and incremental labor and support costs for personnel working directly on the development site are capitalized as part of the real estate under development to the extent that such charges do not cause the carrying value of the asset to exceed its net realizable value. During 2001, 2000 and 1999, total interest capitalized was $2.9 million, $3.6 million and $5.2 million, respectively.

REVENUE RECOGNITION

      United Dominion's apartment homes are leased under operating leases with terms generally of one year or less. Rental income is recognized after it is earned and collectibility is reasonably assured.

RESTRICTED CASH

      Restricted cash consists of escrow deposits held by lenders for real estate taxes, insurance and replacement reserves, and security deposits.

DEFERRED FINANCING COSTS

      Deferred financing costs include fees and other external costs incurred to obtain debt financings and are generally amortized on a straight-line basis, which approximates the effective interest method, over a period not to exceed the term of the related debt. Unamortized financing costs are written-off when debt is retired before its maturity date. During 2001, 2000 and 1999, amortization expense was $3.6 million, $5.0 million and $4.0 million, respectively.

ADVERTISING COSTS

      All costs are expensed as incurred. During 2001, 2000 and 1999, total advertising expense was $9.6 million, $9.3 million and $9.7 million, respectively.

INTEREST RATE SWAP AGREEMENTS

      Statements of Financial Accounting Standards No. 133 and 138, "Accounting for Certain Derivative Instruments and Hedging Activities" became effective on January 1, 2001. The accounting standards require companies to carry all derivative instruments, including certain embedded derivatives, in the Consolidated Balance Sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and on the type of hedging relationship. For those

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based on the exposure being hedged, as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation. At December 31, 2001, all of the Company's derivative financial instruments are interest rate swap agreements that are designated as cash flow hedges of debt with variable interest rate features, and are qualifying hedges for financial reporting purposes. For derivative instruments that qualify as cash flow hedges, the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings during the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in current earnings during the period of change. The adoption of Statements 133 and 138 on January 1, 2001 resulted in a cumulative effect of an accounting change of a $3.8 million loss, all of which was recorded directly to other comprehensive income.

      As part of United Dominion's overall interest rate risk management strategy, the Company uses derivative financial instruments as a means to artificially fix variable rate debt or to hedge anticipated financing transactions. The Company's derivative transactions used for interest rate risk management include various interest rate swaps with indices that relate to the pricing of specific financial instruments of United Dominion. Because of the close correlation between the hedging instrument and the underlying cash flow exposure being hedged, fluctuations in the value of the derivative instruments are generally offset by changes in the cash flow of the underlying exposures. As a result, United Dominion believes that it has appropriately controlled the risk so that derivatives used for interest rate risk management will not have a material unintended effect on consolidated earnings. The Company does not enter into derivative financial instruments for trading purposes.

      The fair value of the Company's derivative instruments is reported on balance sheet at their current fair value. Estimated fair values for interest rate swaps rely on prevailing market interest rates. These fair value amounts should not be viewed in isolation, but rather in relation to the values of the underlying hedged transactions and investments and to the overall reduction in exposure to adverse fluctuations in interest rates. Each interest rate swap agreement is designated with all or a portion of the principal balance and term of a specific debt obligation. The interest rate swaps involve the periodic exchange of payments over the life of the related agreements. Amounts received or paid on the interest rate swaps are recorded on an accrual basis as an adjustment to the related interest expense of the outstanding debt based on the accrual method of accounting. The related amounts payable to and receivable from counterparties are included in other liabilities and other assets, respectively.

      Prior to the adoption of Statements 133 and 138 on January 1, 2001, United Dominion also used interest rate swap contracts for hedging purposes. For interest rate swaps, the net amounts paid or received and net amounts accrued through the end of the accounting period were included in interest expense. The fair value of the interest rate swap contracts were not recorded on the Consolidated Balance Sheet and unrealized gains or losses were not recognized in the Consolidated Statements of Operations. Gains and losses on any contracts terminated early were deferred and amortized to income over the remaining average life of the terminated contract.

COMPREHENSIVE INCOME

      Comprehensive income, which is defined as all changes in equity during each period except for those resulting from investments by or distributions to shareholders, is displayed in the accompanying Statements of Shareholders' Equity. Other comprehensive income consists of gains or losses from derivative financial instruments.

EARNINGS PER SHARE

      Basic earnings per common share is computed based upon the weighted average number of common shares outstanding during the year. Diluted earnings per common share is computed based upon common shares outstanding plus the effect of dilutive stock options and other potentially dilutive common stock equivalents. The dilutive effect of stock options and other potentially dilutive common stock equivalents is determined using the treasury stock method based on United Dominion's average stock price.

      The following table sets forth the computation of basic and diluted earning per share (dollars in thousands, except per share amounts):

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

                                                      2001            2000            1999
                                                      ----            ----            ----
Numerator for basic and diluted earnings
  per share - net income available to common
  shareholders                                      $ 27,142        $ 42,653        $ 55,908

Denominator:
Denominator for basic earnings per share -
    weighted average shares                          100,339         103,072         103,604

Effect of dilutive securities:
    Employee stock options and awards                    698             136              35
                                                    --------        --------        --------

Denominator for dilutive earnings per share          101,037         103,208         103,639
                                                    ========        ========        ========

Basic earnings per share                            $   0.27        $   0.41        $   0.54
                                                    ========        ========        ========
Diluted earnings per share                          $   0.27        $   0.41        $   0.54
                                                    ========        ========        ========

      The effect of the conversion of the operating partnership units and convertible preferred stock is not dilutive and is therefore not included as a dilutive security in the earnings per share computation. The weighted average effect of the conversion of the operating partnership units for the years ended December 31, 2001, 2000 and 1999 was 7,281,835 shares, 7,489,435 shares and
8,180,409 shares, respectively. The weighted average effect of the conversion of the convertible preferred stock for the years ended December 31, 2001, 2000 and 1999 was 12,307,692 shares.

MINORITY INTERESTS IN OPERATING PARTNERSHIPS

      Interests in operating partnerships held by limited partners are represented by operating partnership units ("OP Units"). The operating partnerships' income is allocated to holders of OP Units based upon net income available to common shareholders and the weighted average number of OP Units outstanding to total common shares plus OP Units outstanding during the period. Capital contributions, distributions and profits and losses are allocated to minority interests in accordance with the terms of the individual partnership agreements. OP Units can be exchanged for cash or shares of United Dominion's common stock on a one-for-one basis, at the option of United Dominion. OP Units as a percentage of total OP Units and shares outstanding were 6.8% at December 31, 2001 and 2000 and 7.3% at December 31, 1999.

MINORITY INTERESTS IN OTHER PARTNERSHIPS

      United Dominion has limited partners in certain real estate partnerships acquired as part of the acquisition of American Apartment Communities II on December 7, 1998. Net income for these partnerships is allocated based on the percentage interest owned by these limited partners in each respective real estate partnership.

STOCK BASED COMPENSATION

      United Dominion has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") in accounting for its employee stock options because the alternative fair value accounting provided for under Statement 123, "Accounting for Stock Based Compensation," requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of United Dominion's employee stock options equals the market price of the underlying stock on the date of grant, no compensation cost has been recognized.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 2002, the FASB rescinded Statement 4, "Reporting Gains and Losses from Extinguishment Debt" (SFAS No. 4). The rescission of SFAS No. 4 will be applied in accordance with the guidance of the FASB, but once applied, United Dominion will be required to reclassify prior period items that do not meet the extraordinary classification criteria in APB 30. The Company from time to time incurs such charges and is currently assessing the impact that these statements will have on the consolidated financial position or results of operations of United Dominion.

2.    REAL ESTATE OWNED

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

      United Dominion operates in 62 markets dispersed throughout 21 states. At December 31, 2001, the Company's largest apartment market was Dallas, Texas, where it owned 6.7% of its apartment homes, based upon carrying value. Excluding Dallas, United Dominion did not own more than 5.9% of its apartment homes in any one market, based upon carrying value.

      The following table summarizes real estate held for investment at December 31, (dollars in thousands):

                                                2001                 2000
                                                ----                 ----
Land and land improvements                  $   695,923         $   668,003
Buildings and improvements                    2,945,741           2,902,386
Furniture, fixtures and equipment               216,637             188,321
Construction in progress                            278                 264
                                            -----------         -----------
Real estate held for investment               3,858,579           3,758,974
Accumulated depreciation                       (646,366)           (506,871)
                                            -----------         -----------
Real estate held for investment, net        $ 3,212,213         $ 3,252,103
                                            ===========         ===========

      The following is a summary of real estate held for investment by major market (in order of carrying value and excluding real estate under development) at December 31, 2001 (dollars in thousands):

                               NUMBER OF        INITIAL
                               APARTMENT      ACQUISITION         CARRYING        ACCUMULATED
                              COMMUNITIES         COST             VALUE         DEPRECIATION      ENCUMBRANCES
                              -----------         ----             -----         ------------      ------------
Dallas, TX                        16          $  221,734        $  255,437        $   34,449        $   40,850
Houston, TX                       22             178,188           227,217            33,007            27,336
Phoenix, AZ                       12             189,273           225,997            28,374            56,893
Orlando, FL                       14             167,524           202,676            42,242            89,823
San Antonio, TX                   12             171,241           190,182            25,794            37,072
Raleigh, NC                       10             146,686           166,411            34,675            57,754
Tampa, FL                         10             132,927           151,867            27,829            57,315
Fort Worth, TX                    11             134,671           148,888            23,580            22,786
Columbus, OH                       6             111,315           148,012            13,661            43,897
San Francisco, CA                  4             136,504           140,995            10,769            21,423
Charlotte, NC                     10             109,961           136,303            31,512            12,159
Nashville, TN                      8              83,987           119,805            20,254                --
Greensboro, NC                     8              85,362           103,703            19,438                --
Monterey Peninsula, CA             9              95,091            97,304             8,394            44,416
Memphis, TN                        6              88,467            96,909            15,546            27,092
Richmond, VA                       8              74,856            96,117            30,537            66,657
Southern California                5              87,442            90,989             8,512            11,627
Wilmington, NC                     6              64,213            89,015            20,305                --
Metropolitan DC                    5              57,334            74,599            12,813            38,011
Atlanta, GA                        6              57,669            71,202            16,377            19,113
Baltimore, MD                      6              58,846            67,102            16,014            29,011
Columbia, SC                       6              52,795            62,230            17,337             5,000
Jacksonville, FL                   3              44,787            58,329            13,959            23,202
Norfolk, VA                        6              42,741            54,095            17,879             7,359
Lansing, MI                        4              50,237            48,668             4,397            24,889
Seattle, WA                        3              31,953            34,031             3,775            13,311
Other Western                      6             122,225           127,729            13,159            42,239
Other Florida                      8              69,719           101,208            20,574                --

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


                               NUMBER OF        INITIAL
                               APARTMENT      ACQUISITION         CARRYING        ACCUMULATED
                              COMMUNITIES         COST             VALUE         DEPRECIATION      ENCUMBRANCES
                              -----------         ----             -----         ------------      ------------
Other Southwestern                 9              90,295            98,136            13,479            19,102
Other Midwestern                  10              88,281            93,803             9,149            36,148
Other Pacific                      7              86,601            87,156             9,578            45,605
Other North Carolina               8              61,677            74,453            22,659             9,876
Other Mid-Atlantic                 5              37,618            42,397             9,123            12,542
Other Southeastern                 3              28,691            37,428             8,699            19,285
Other Northeastern                 2              14,732            18,119             4,485             5,167
Commercial                                        10,482            12,448             3,657             3,221
Richmond Corporate                                 6,597             7,619               375             3,996
                              ------          ----------        ----------        ----------        ----------
                                 274          $3,292,722        $3,858,579        $  646,366        $  974,177
                              ======          ==========        ==========        ==========        ==========

      At December 31, 2001, real estate held for disposition included four parcels of land with an initial acquisition cost of $9.9 million and a carrying value of $8.8 million.

      The management of United Dominion periodically reviews its divestiture program, which is designed to better position the Company for achieving more consistent earnings growth and increasing shareholder value over the long-term. The factors considered in these reviews include the age, quality and projected operating income of communities that might be sold, the expected market value for the communities, the estimated timing for completion of sales and the pro forma effect of sales upon United Dominion's earnings and financial position. During the first quarter of 2001, management performed an analysis of the carrying value of all undeveloped land parcels in connection with the Company's plans to accelerate the disposition of these sites. As a result, an aggregate $2.8 million impairment loss was recognized on seven undeveloped sites in selected markets. An impairment loss was indicated as a result of the net book value of the assets being greater than the estimated fair market value less the cost of disposal.

      During the second quarter of 2000, management transferred approximately $197 million of assets from real estate held for disposition to real estate held for investment and, as a result, approximately $10 million in depreciation expense was recognized on the communities transferred in order to reflect depreciation on these properties while they were classified in real estate held for disposition. Furthermore, approximately $5 million of additional depreciation expense was recognized on these assets during 2000 subsequent to their transfer to real estate held for investment. Depreciation expense in 2000 was further inflated by the impact of over $150 million in development completions in late 1999 and 2000 and approximately $200 million in acquisitions and capital improvements in 1999 and 2000.

      For the year ended December 31, 1999, United Dominion recognized $18.3 million in impairment losses on its real estate owned. Through the review and analysis of communities targeted for strategic disposition, an aggregate $14.8 million impairment loss was recognized on assets held for disposition. An impairment loss was indicated as a result of the net book value of the assets held for disposition being greater than the estimated fair market value less the cost of disposal. In addition, United Dominion recorded a $3.5 million impairment loss on three communities acquired in the ASR merger in 1998 which were classified in real estate held for investment. An impairment loss was indicated as the sum of the estimated future cash flows from the assets were deemed to be less than the carrying amounts.

      The following is a reconciliation of the carrying amount of real estate held for investment at December 31, (dollars in thousands):

                                                         2001                2000               1999
                                                         ----                ----               ----
Balance at beginning of year                         $ 3,758,974         $ 3,577,848         $ 3,643,245
Real estate acquired                                      91,093              14,898              75,719
Capital expenditures                                      58,402              46,299              72,096

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


                                                         2001                2000               1999
                                                         ----                ----               ----
Transfers from development                                51,561              68,025             116,787
Transfers (to) from held for disposition, net            (98,663)             58,068            (326,499)
Impairment loss on real estate                            (2,788)               --                (3,500)
Disposal of fully depreciated assets                        --                (6,164)               --
                                                     -----------         -----------         -----------
Balance at end of year                               $ 3,858,579         $ 3,758,974         $ 3,577,848
                                                     ===========         ===========         ===========

      The following is a reconciliation of accumulated depreciation for real estate held for investment at December 31, (dollars in thousands):

                                                2001               2000              1999
                                                ----               ----              ----
Balance at beginning of year                  $ 506,871         $ 373,164         $ 280,663
Depreciation expense for the year*              153,113           154,419           122,884
Transfers to held for disposition, net          (13,618)          (14,548)          (30,383)
Disposal of fully depreciated assets               --              (6,164)             --
                                              ---------         ---------         ---------
Balance at end of year                        $ 646,366         $ 506,871         $ 373,164
                                              =========         =========         =========

----------
* Includes $1,268, $1,425 and $1,157 for 2001, 2000 and 1999, respectively, related to depreciation on non-real estate assets located at the Company's apartment communities, classified as "Other depreciation and amortization" in the Consolidated Statements of Operations.

3.    INVESTMENT IN UNCONSOLIDATED JOINT VENTURE

      At December 31, 2001, United Dominion's investment in an unconsolidated joint venture ("the venture") consisted of a 25% partnership interest in a development joint venture in which the Company is serving as the managing partner. No gain or loss was recognized on the Company's contribution to the development joint venture. The venture was created to develop five apartment communities with a total of 1,438 homes for an aggregate total cost of approximately $101 million. Upon closing of the venture in June 2000, United Dominion contributed the projects in return for its equity interest of approximately $8 million in the venture and was reimbursed for approximately $35 million of development outlays that were incurred prior to closing the joint venture. United Dominion serves as the developer, general contractor and property manager for the venture and recognized fee income for services provided by the Company to the joint venture, to the extent of the outside partner's interest, of approximately $2.6 million and $3.0 million for the years ended December 31, 2001 and 2000, respectively. As of September 2001, construction of all five of the joint venture properties was complete.

      On December 28, 2001, United Dominion purchased three of the five apartment communities for a total aggregate cost of $61.3 million. The three communities purchased were Mandolin, a 308 home community located in Dallas, Texas, Meridian, a 250 home community located in Dallas, Texas and Sierra Canyon, a 236 home community located in Phoenix, Arizona. The Company has the option, but not the obligation, to purchase the remaining two communities for fair value through December 31, 2006. If neither the Company nor the joint venture partner elects to purchase these properties, the joint venture will then dispose of the assets to a third party at the then market price. Although the legal termination date of the joint venture is December 2006, the Company does not anticipate that the venture's useful life will exceed three years.

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

      The following is a summary of the financial position of the joint venture as of December 31, (dollars in thousands):

                                                      2001            2000
                                                      ----            ----
Assets:
Real estate, net                                     $44,290        $85,644
Other assets                                             930          6,507
                                                     -------        -------
       Total assets                                  $45,220        $92,151
                                                     =======        =======

Liabilities and partners' equity:
Mortgage notes payable (a)                           $30,488        $49,785
Other liabilities                                      1,720         11,436
Partners' equity                                      13,012         30,930
                                                     -------        -------
       Total liabilities and partners' equity        $45,220        $92,151
                                                     =======        =======


----------
(a) Non-recourse to United Dominion with an interest rate of LIBOR plus 250 basis points and a maturity of December 2003.

      The following is a summary of the operating results of the joint venture as of December 31, (dollars in thousands):

                                                     2001             2000
                                                     ----             ----
Rental income                                      $  9,841         $  1,930
Expenses:
Depreciation and amortization                         3,684              268
Mortgage interest                                     3,826            1,557
Operating and other expenses                          4,260              549
                                                   --------         --------
       Total expenses                                11,770            2,374
                                                   --------         --------
Income before gains on sales of investments          (1,929)            (444)
Gains on sales of depreciable property                  913             --
                                                   --------         --------
Net loss                                           $ (1,016)        $   (444)
                                                   ========         ========

4.    SECURED DEBT

      Secured debt, which encumbers $1.6 billion or 41.0% of United Dominion's real estate owned, ($2.3 billion or 59.0% of United Dominion's real estate owned is unencumbered) consists of the following at December 31, 2001 (dollars in thousands):

                                                                                       WEIGHTED
                                                                       WEIGHTED        AVERAGE       NUMBER OF
                                                                        AVERAGE        YEARS TO    COMMUNITIES
                                           PRINCIPAL OUTSTANDING     INTEREST RATE     MATURITY     ENCUMBERED
                                           ---------------------     -------------     --------     ----------
                                            2001            2000          2001           2001          2001
                                            ----            ----          ----           ----          ----
FIXED RATE DEBT
Mortgage notes payable (a)                $450,643        $513,962        7.79%           4.9           67
Tax-exempt secured notes payable            65,806          79,756        6.73%          12.1            9
Secured credit facilities                   17,000          17,000        7.04%          12.1           --
                                          --------------------------------------------------------------------
    Total fixed rate secured debt          533,449         610,718        7.64%           6.0           76

VARIABLE RATE DEBT
Secured credit facilities                  405,731         216,960        3.56%          11.6           31
Tax-exempt secured notes payable            19,915          19,916        1.38%          23.5            3
Mortgage notes payable                      15,082          18,521        3.71%           6.7            4

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

                                                                                       WEIGHTED
                                                                       WEIGHTED        AVERAGE       NUMBER OF
                                                                        AVERAGE        YEARS TO    COMMUNITIES
                                           PRINCIPAL OUTSTANDING     INTEREST RATE     MATURITY     ENCUMBERED
                                           ---------------------     -------------     --------     ----------
                                            2001            2000          2001           2001          2001
                                            ----            ----          ----           ----          ----
  Total variable rate secured debt         440,728         255,397        3.46%          11.9           38
                                           -------         -------        ----           ----           --
TOTAL SECURED DEBT                        $974,177        $866,115        5.75%           8.7          114
                                          ========        ========        ====            ===          ===

----------
(a) Includes fair value adjustments aggregating $7.9 million in 2001 and $10.2 million in 2000 that were recorded in connection with the assumption of debt associated with two acquisitions consummated in 1998.

FIXED RATE DEBT

      Mortgage notes payable. Fixed rate mortgage notes payable are generally due in monthly installments of principal and interest and mature at various dates from February 2002 through June 2034 and carry interest rates ranging from 6.66% to 9.58%.

      Tax-exempt secured notes payable. Fixed rate mortgage notes payable which secure tax-exempt housing bond issues mature at various dates through November 2025 and carry interest rates ranging from 6.09% to 7.90%. Interest on these notes is generally payable in semi-annual installments.

      Secured credit facilities. At December 31, 2001, United Dominion's fixed rate secured credit facilities consisted of $17.0 million of the $422.7 million outstanding under four revolving secured credit facilities with the Federal National Mortgage Association (the "FNMA Credit Facilities"). The FNMA Credit Facilities are for an initial term of five or ten years, bear interest at a floating rate and can be extended for an additional five years at United Dominion's discretion. In order to limit a portion of its interest rate exposure, United Dominion has two interest rate swap agreements associated with the FNMA Credit Facilities. These agreements have an aggregate notional value of $17.0 million under which United Dominion pays a fixed rate of interest and receives a variable rate on the notional amount. The interest rate swap agreements effectively change United Dominion's interest rate exposure on $17.0 million of secured debt from a variable rate to a weighted average fixed rate of 7.04%.

VARIABLE RATE DEBT

      Secured credit facilities. At December 31, 2001, United Dominion's variable rate secured credit facilities consisted of $405.7 million of the $422.7 million outstanding on the FNMA Credit Facilities. At December 31, 2001, the variable rate FNMA Credit Facilities had a weighted average floating rate of interest of 3.56%.

      Tax-exempt secured notes payable. Variable rate mortgage notes payable which secure tax-exempt housing bond issues mature at various dates from December 2002 to October 2028. At December 31, 2001, these notes had interest rates ranging from 1.15% to 1.65%. Interest on these notes is generally payable in semi-annual installments.

      Mortgage notes payable. Variable rate mortgage notes payable are generally due in monthly installments of principal and interest and mature at various dates from January 2002 through September 2027. At December 31, 2001, these notes had interest rates ranging from 3.33% to 4.52%.

      The aggregate maturities of secured debt for the fifteen years subsequent to December 31, 2001 are as follows (dollars in thousands):

                                    FIXED                                          VARIABLE
                   ---------------------------------------         ----------------------------------------
                   MORTGAGE       TAX-EXEMPT       SECURED         SECURED        TAX-EXEMPT       MORTGAGE
    YEAR            NOTES           BONDS           NOTES           NOTES           NOTES           NOTES           TOTAL
    ----            -----           -----           -----           -----           -----           -----           -----
      2002        $ 47,409        $    833            --              --          $  2,200        $  3,168        $ 53,610
      2003          25,381          13,326            --              --              --               370          39,077
      2004         119,467           9,422            --              --              --               392         129,281
      2005         119,297             875            --              --              --             5,139         125,311
      2006          42,061             935            --              --              --             3,795          46,791
      2007          17,335             632            --              --              --                95          18,062
      2008           2,949           5,455            --              --              --               102           8,506
      2009          25,607             581            --              --              --               108          26,296

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

                                    FIXED                                          VARIABLE
                                    -----                                          --------
                   MORTGAGE       TAX-EXEMPT       SECURED         SECURED        TAX-EXEMPT       MORTGAGE
    YEAR            NOTES           BONDS           NOTES           NOTES           NOTES           NOTES           TOTAL
    ----            -----           -----           -----           -----           -----           -----           -----
      2010          26,598             628            --              --              --               116          27,342
      2011             824             673            --          $138,875            --               123         140,495
      2012             889             725            --              --              --               132           1,746
      2013             960           3,850            --              --              --               141           4,951
      2014           1,036             838        $ 17,000         183,000            --               150         202,024
      2015           1,119          13,354            --            52,956            --               160          67,589
      2016           2,942             583            --            30,900            --               171          34,596
Thereafter          16,769          13,096            --              --            17,715             920          48,500
                  --------        --------        --------        --------        --------        --------        --------
                  $450,643        $ 65,806        $ 17,000        $405,731        $ 19,915        $ 15,082        $974,177
                  ========        ========        ========        ========        ========        ========        ========


      For the years ended December 31, 2001 and 2000, United Dominion recognized $3.5 million ($.03 per share) in extraordinary losses and $831 thousand ($.01 per share) in extraordinary gains related to the write-off of deferred financing costs and prepayment penalties.

5.    UNSECURED DEBT

      A summary of unsecured debt at December 31, 2001 and 2000 is as follows (dollars in thousands):

                                                                      2001             2000
                                                                      ----             ----
COMMERCIAL BANKS
         Borrowings outstanding under an
            unsecured credit facility due August 2003 (a)         $  230,200        $  244,400
         Borrowings outstanding under an
            unsecured term loan due May 2004 - 2005 (b)              100,000           100,000
SENIOR UNSECURED NOTES - OTHER
         7.60% Medium-Term Notes due January 2002                     46,750            48,750
         7.65% Medium-Term Notes due January 2003 (c)                 10,000            10,000
         7.22% Medium-Term Notes due February 2003                    11,815            11,900
         5.05% City of Portland, OR Bonds due October 2003             7,345             7,345
         8.63% Notes due March 2003                                   78,030            79,030
         7.98% Notes due March 2002 - 2003 (d)                        14,857            22,285
         7.67% Medium-Term Notes due January 2004                     53,510            54,000
         7.73% Medium-Term Notes due April 2005                       22,400            22,400
         7.02% Medium-Term Notes due November 2005                    49,760            50,000
         7.95% Medium-Term Notes due July 2006                       103,179           107,398
         7.07% Medium-Term Notes due November 2006                    25,000            25,000
         7.25% Notes due January 2007                                105,020           110,080
         ABAG Tax-Exempt Bonds due August 2008                        46,700            46,700
         8.50% Monthly Income Notes due November 2008                 57,400            57,400
         8.50% Debentures due September 2024 (e)                     124,920           125,500
         Other (f)                                                     3,134             4,027
                                                                  ----------        ----------
                                                                     759,820           781,815
                                                                  ----------        ----------
               TOTAL UNSECURED DEBT                               $1,090,020        $1,126,215
                                                                  ==========        ==========

(a) As of December 31, 2001 and 2000, United Dominion had eight interest rate swap agreements associated with commercial bank borrowings with an aggregate notional value of $155 million under which United Dominion pays a fixed rate of interest and receives a variable rate of interest on the notional amounts. The interest rate swaps effectively change United Dominion's interest rate exposure on the $155 million of borrowings from a variable rate to a weighted average fixed rate of approximately 6.98%. The weighted average interest rate of the total $230.2 million in commercial borrowings, after giving effect to swap agreements, was 6.1% and 7.5% at December 31, 2001 and 2000, respectively.

(b) As of December 31, 2001, United Dominion had five interest rate swap agreements associated with borrowings under the term loan with an aggregate notional value of $100 million under which United

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


      Dominion pays a fixed rate of interest and receives a variable rate of interest on the notional amounts. The interest rate swaps effectively change United Dominion's interest rate exposure on these borrowings from a variable rate to a weighted average fixed rate of approximately 7.53%.

(c) United Dominion has one interest rate swap agreement associated with these unsecured notes with an aggregate notional value of $10 million under which United Dominion pays a fixed rate of interest and receives a variable rate on the notional amount. The interest rate swap agreement effectively changes United Dominion's interest rate exposure on the $10 million from a variable rate to a fixed rate of 7.65%.

(d) Payable annually in three equal principal installments of $7.4 million, one of which was paid in 2001.

(e) Includes an investor put feature which grants a one-time option to redeem the debentures in September 2004.

(f) Includes $3.0 million and $3.8 million at December 31, 2001 and 2000, respectively, of deferred gains from the termination of interest rate risk management agreements.

      Information concerning short-term bank borrowings is summarized in the table that follows (dollars in thousands):

                                                           2001             2000             1999
                                                           ----             ----             ----

Total revolving credit facilities at December 31         $375,000         $375,000         $310,000


Borrowings outstanding at December 31                     230,200          244,400          277,600

Weighted average daily borrowings during the year         248,367          195,128          223,629
Maximum daily borrowings during the year                  347,200          308,000          283,000
Weighted average interest rate during the year                5.2%             7.3%             5.8%
Weighted average interest rate at December 31                 3.2%             7.7%             6.7%
Weighted average interest rate at December 31,
     after giving effect to swap agreements                   6.1%             7.5%             6.8%

      United Dominion has a $375 million three-year unsecured revolving credit facility (the "Bank Credit Facility") which matures August 2003. As of December 31, 2001, $230.2 million was outstanding under the Bank Credit Facility. The Company may borrow at a rate of LIBOR plus 110 basis points for LIBOR-based borrowings under the Bank Credit Facility. In addition, the Company pays a facility fee, which is equal to 0.25% of the commitment. The Bank Credit Facility is subject to customary financial covenants and limitations.

6.    SHAREHOLDERS' EQUITY

PREFERRED STOCK

      The Series B Cumulative Redeemable Preferred Stock (Series B) has no stated par value and a liquidation preference of $25 per share. With no voting rights and no stated maturity, the Series B is not subject to any sinking fund or mandatory redemption and is not convertible into any other securities of United Dominion. The Series B is not redeemable prior to May 29, 2007. On or after this date, the Series B may be redeemed for cash at the option of United Dominion, in whole or in part, at a redemption price of $25 per share plus accrued and unpaid dividends. The redemption price is payable solely out of the sales proceeds of other capital stock of United Dominion. All dividends due and payable on the Series B have been accrued or paid as of the end of each fiscal year.

      The Series D Convertible Redeemable Preferred Stock (Series D) has no stated par value and a liquidation preference of $25 per share. The Series D has no voting rights, no stated maturity and is not subject to any sinking fund or mandatory redemption and is convertible into 1.5385 shares of common stock at the option of the holder of the Series D at any time at $16.25 per share. The Company has the right to cause the holder of the Series D to convert the Series D to common shares at $16.25 based on twenty trading days at or above $17.06 for the life of the security (the "Option Shares"). The Company has the right to purchase 2 million shares of the Option Shares in accordance with a predetermined schedule, provided that the volume weighted average price of the Company's common shares is $16.25 for a twenty day trading period. The repurchase price payable will be computed in accordance with the table below, expressed as a percentage of the liquidation preference, determined by the period in

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

which the Option Shares repurchase date occurs, together with all accrued and unpaid dividends to and including the repurchase date:

      OPTION SHARE REPURCHASE DATE OCCURS
                DURING PERIOD:                                   REPURCHASE PRICE
-----------------------------------------------                  ----------------
January 1, 2002       to       June 30, 2002                          102.0%

July 1, 2002          to       December 31, 2002                      101.5%

January 1, 2003       to       June 30, 2003                          101.0%

July 1, 2003          to       December 6, 2003                       100.5%

      After December 7, 2003, United Dominion may, at its option, redeem at any time all or part of the Series D at a price per share of $25, payable in cash, plus all accrued and unpaid dividends, provided that the current market price of the common stock at least equals the conversion price, initially set at $16.25 per share. The redemption is payable solely out of the sale proceeds of other capital stock. In addition, United Dominion may not redeem in any consecutive twelve-month period a number of shares of Series D having an aggregate liquidation preference of more than $100 million.

      On June 15, 2001, the Company completed the redemption of all of its outstanding 9.25% Series A Cumulative Redeemable Preferred Stock at $25 per share plus accrued dividends.

OFFICERS' STOCK PURCHASE AND LOAN PLAN

      Under the Officer Stock Purchase and Loan Plan (the "Loan Plan"), certain officers have purchased common stock at the then current market price with financing provided by United Dominion at an interest rate of 7%. The underlying notes, totaling $4.3 million, mature between December 2002 and October 2005. A total of 602,000 shares have been issued and 813,000 shares are available for future issuance under the Loan Plan.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

      United Dominion's Dividend Reinvestment and Stock Purchase Plan (the "Stock Purchase Plan") allows common and preferred shareholders the opportunity to purchase, through the reinvestment of cash dividends, additional shares of United Dominion's common stock. As of December 31, 2001, 9,437,717 shares of common stock had been issued under the Stock Purchase Plan. Shares in the amount of 4,562,283 were reserved for further issuance under the Stock Purchase Plan at December 31, 2001. During 2001, 332,243 shares were issued under the Stock Purchase Plan for a total consideration of approximately $4.4 million.

RESTRICTED STOCK AWARDS

      United Dominion's 1999 Long-Term Incentive Plan ("LTIP") authorizes the granting of restricted stock awards to employees, officers and directors of United Dominion. The total restricted stock awards under the LTIP may not exceed 15% of the total number of available shares, or 600,000. Deferred compensation expense is recorded over the vesting period and is based upon the value of the common stock on the date of issuance. As of December 31, 2001, 244,103 shares of restricted stock have been issued under the LTIP.

SHAREHOLDER RIGHTS PLAN

      United Dominion's 1998 Shareholder Rights Plan is intended to protect long-term interests of shareholders in the event of an unsolicited, coercive, or unfair attempt to take over the Company. The plan authorized a dividend of one Preferred Share Purchase Right (the "Rights) on each share of common stock outstanding. Each Right, which is not currently exercisable, will entitle the holder to purchase 1/1,000 of a share of a new series of the Company's

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

preferred stock, to be designated as Series C Junior Participating Cumulative Preferred Stock, at a price to be determined upon the occurrence of the event, and for which the holder must be paid $45 should the take over occur. Under the Plan, the rights will be exercisable if a person or group acquires more than 15% of United Dominion's common stock, or announces a tender offer that would result in the ownership of 15% of the Company's common stock.

7.    FINANCIAL INSTRUMENTS

      The following estimated fair values of financial instruments were determined by United Dominion using available market information and appropriate valuation methodologies. Considerable judgement is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts United Dominion would realize on the disposition of the financial instruments. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts. The carrying amounts and estimated fair value of United Dominion's financial instruments at December 31, 2001 and 2000, are summarized as follows (dollars in thousands):

                                                   2001                                  2000
                                      -----------------------------         ------------------------------
                                       CARRYING             FAIR              CARRYING            FAIR
                                        AMOUNT              VALUE              AMOUNT             VALUE
                                        ------              -----              ------             -----
Secured debt                         $   974,177        $ 1,013,136         $   866,115        $   887,430
Unsecured debt                         1,090,020          1,109,380           1,126,215          1,130,100
Interest rate swap agreements               --              (14,931)               --               (3,847)

      The following methods and assumptions were used by United Dominion in estimating the fair values set forth above.

CASH AND CASH EQUIVALENTS

      The carrying amount of cash and cash equivalents approximates fair value.

SECURED AND UNSECURED DEBT

      Estimated fair value is based on mortgage rates, tax-exempt bond rates and corporate unsecured debt rates believed to be available to United Dominion for the issuance of debt with similar terms and remaining lives. The carrying amount of United Dominion's variable rate secured debt approximates fair value at December 31, 2001 and 2000. The carrying amounts of United Dominion's borrowings under variable rate unsecured debt arrangements, short-term revolving credit agreements and lines of credit approximate their fair values at December 31, 2001 and 2000.

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


DERIVATIVE FINANCIAL INSTRUMENTS

      The following table presents the fair values of the Company's derivative financial instruments outstanding, based on external market quotations, as of December 31, 2001 (dollars in thousands):

                NOTIONAL        FIXED        TYPE OF       EFFECTIVE     CONTRACT         FAIR
                 AMOUNT         RATE         CONTRACT        DATE        MATURITY         VALUE
           ----------------------------------------------------------------------------------------
           SECURED DEBT:
           FNMA
           $        7,000       6.78%          Swap        06/30/99      06/30/04      $      (396)
                   10,000       7.22%          Swap        12/01/99      04/01/04             (626)
           --------------   ----------                                                 ------------
                   17,000       7.04%                                                       (1,022)

           UNSECURED DEBT:
           BANK CREDIT FACILITY
                    5,000       7.32%          Swap        06/26/95      07/01/04             (315)
                   10,000       7.14%          Swap        10/18/95      10/03/02             (386)
                    5,000       6.98%          Swap        11/21/95      10/03/02             (185)
                   25,000       7.39%          Swap        11/01/00      08/01/03           (1,461)
                   25,000       7.39%          Swap        11/01/00      08/01/03           (1,461)
                   25,000       7.21%          Swap        12/01/00      08/01/03           (1,330)
                   25,000       7.21%          Swap        12/04/00      08/01/03           (1,330)
                   35,000       5.98%          Swap        03/13/01      04/01/03           (1,100)
           --------------   ----------                                                 ------------
                  155,000       6.98%                                                       (7,568)

           BANK TERM LOAN
                   25,000       7.49%          Swap        11/15/00      05/15/03           (1,295)
                   20,000       7.49%          Swap        11/15/00      05/15/03           (1,037)
                   23,500       7.62%          Swap        11/15/00      05/15/04           (1,568)
                   23,000       7.62%          Swap        11/15/00      05/15/04           (1,535)
                    8,500       7.26%          Swap        12/04/00      05/15/03             (426)
           --------------   ----------                                                 ------------
                  100,000       7.53%                                                       (5,861)

           MEDIUM-TERM NOTES
                   10,000       7.65%          Swap        01/26/99      01/27/03             (480)
           --------------                                                              ------------
           $      282,000                                                              $   (14,931)
           ==============                                                              ============

      For the year ended December 31, 2001, the Company recognized $11.0 million of unrealized losses in accumulated other comprehensive income, a $60.0 thousand loss in net income related to the ineffective portion of the Company's hedging instruments and a $3.8 million loss as a cumulative effect of a change in accounting principle. In addition, United Dominion recognized $14.9 million of derivative financial instrument liabilities on the Consolidated Balance Sheet.

      As of December 31, 2001, United Dominion expects to reclassify $9.4 million of net losses on derivative instruments from accumulated other comprehensive income to earnings (interest expense) during the next twelve months on the related hedged transactions.

RISK OF COUNTERPARTY NON-PERFORMANCE

      United Dominion has not obtained collateral or other security to support financial instruments. In the event of non-performance by the counterparty, United Dominion's credit loss on its derivative instruments is limited to the

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


value of the derivative instruments that are favorable to United Dominion at December 31, 2001, of which the Company has none. However, such non-performance is not anticipated as the counterparties are highly rated credit quality U.S. financial institutions and management believes that the likelihood of realizing material losses from counterparty non-performance is remote.

8.    EMPLOYEE BENEFIT PLANS

PROFIT SHARING PLAN

      The United Dominion Realty Trust, Inc. Profit Sharing Plan (the "Plan") is a defined contribution plan covering all eligible full-time employees. Under the Plan, United Dominion makes discretionary profit sharing and matching contributions to the Plan as determined by the Compensation Committee of the Board of Directors. Aggregate provisions for contributions, both matching and discretionary, which are included in United Dominion's Consolidated Statements of Operations for the three years ended December 31, 2001, 2000 and 1999 were $0.7 million, $1.3 million and $2.2 million, respectively.

STOCK OPTION PLAN

      In May 2001, the shareholders of United Dominion approved the 1999 Long-Term Incentive Plan (the "LTIP"), which supersedes the Company's 1985 Stock Option Plan. With the approval of the LTIP, no additional grants will be made under the 1985 Stock Option Plan. The LTIP authorizes the granting of awards which may take the form of options to purchase shares of common stock, stock appreciation rights, restricted stock, dividend equivalents, other stock-based awards, any other right or interest relating to common stock or cash. The Board of Directors reserved 4 million shares for issuance upon the grant or exercise of awards under the LTIP. Of the 4 million shares reserved, 3.4 million shares are for stock-based awards, such as stock options, with the remaining 600,000 shares reserved for restricted stock awards. The LTIP generally provides, among other things, that options are granted at exercise prices not lower than the market value of the shares on the date of grant and that options granted must be exercised within ten years. The maximum number of shares of stock that may be issued subject to incentive stock options is 10 million shares. Shares under options that expire or are cancelable are available for subsequent grant.

      Pro forma information regarding net income and earnings per share is required by Statement 123 "Accounting for Stock Based Compensation" ("SFAS No. 123"), and has been determined as if United Dominion had accounted for its employee stock options under the fair value method of accounting as defined in SFAS No. 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2001, 2000 and 1999:

                                                    2001                 2000                 1999
                                                  --------             --------             --------
          Risk free interest rate                      3.2%                 5.2%                 6.7%
          Dividend yield                               9.1%                 7.2%                 6.9%
          Volatility factor                          0.171                0.164                0.144
          Weighted average expected life (years)         3                    7                    9

      The weighted average fair value of options granted during 2001, 2000 and 1999 was $0.46, $0.65 and $0.76 per option, respectively.

      For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. United Dominion's pro forma information is as follows (dollars in thousands, except per share amounts):

                                                          2001                  2000                  1999
                                                       ----------            ----------            ----------
         Net income available to common shareholders
           As reported                                 $   27,142            $   42,653            $   55,908
           Pro forma                                       26,693                41,705                54,847

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


         Earnings per common share - diluted
           As reported                                 $     0.27            $     0.41            $     0.54
           Pro forma                                         0.26                  0.40                  0.53

      A summary of United Dominion's stock option activity during the three years ended December 31, 2001 is provided in the following table:

                                         NUMBER              WEIGHTED AVERAGE              RANGE OF
                                       OUTSTANDING            EXERCISE PRICE            EXERCISE PRICES
                                       -----------           ----------------           ---------------
Balance, December 31, 1998              3,359,013             $        12.89            $7.44 - $15.38
Granted                                 1,192,333                      10.02              9.63 - 11.19
Exercised                                 (46,998)                      9.87              9.19 - 10.25
Forfeited                                (288,756)                     13.46             10.88 - 15.38
                                       ----------             --------------            --------------
Balance, December 31, 1999              4,215,592             $        12.09            $9.19 - $15.38
Granted                                   653,300                       9.91              9.88 - 10.75
Exercised                                 (11,584)                      9.19                      9.19
Forfeited                                (364,363)                     12.95              9.63 - 15.25
                                       ----------             --------------            --------------
Balance, December 31, 2000              4,492,945             $        11.71            $9.19 - $15.38
Granted                                 1,289,484                      11.96             10.81 - 14.20
Exercised                                (356,408)                     11.02              9.19 - 14.25
Forfeited                              (1,200,802)                     11.52              9.63 - 15.38
                                       ----------             --------------            --------------
Balance, December 31, 2001              4,225,219             $        11.90            $9.63 - $15.38
                                       ==========             ==============            ==============


Exercisable at December 31,
1999                                    2,042,505             $        13.28            $9.19 - $15.38
2000                                    2,692,997                      12.35              9.19 - 15.38
2001                                    1,968,265                      12.38              9.63 - 15.38

      The weighted average remaining contractual life on all options outstanding is 9 years. 1,032,002 of share options had exercise prices between $13.50 and $15.38, 1,509,272 of share options had exercise prices between $11.15 and $13.13 and 1,683,945 of share options had exercise prices between $9.63 and $10.94.

      At December 31, 2001, stock-based awards for 3,278,500 shares of common stock were available for future grants under the 1999 LTIP's existing authorization and no option shares were available for future grants under the 1985 Stock Option Plan. At December 31, 2000 and 1999, options for 3,684,595 and 4,028,539 shares of common stock, respectively, were available for future grants under the 1985 Stock Option Plan.

9.    RESTRUCTURING CHARGES

      During the first quarter of 2001, United Dominion announced the appointment of a new chief executive officer and senior management structure. The new management team began a comprehensive review of the organizational structure of the Company and its operations. As a result of this review, the Company recorded a charge of $5.4 million related to workforce reductions and other miscellaneous costs. These charges are included in the Consolidated Statements of Operations within the line item "Severance costs and other organizational charges." All charges came under consideration subsequent to the appointment of the Company's new CEO in February 2001 and were approved by management and the Board of Directors in March 2001. All of the $5.4 million charge was paid during 2001.

      The planned workforce reductions resulted in a charge of $4.5 million during the first quarter of 2001 and in the planned termination of approximately 200 full-time equivalent positions, or 10% of total staffing in corporate functions, including senior management and general and administrative functions, and in apartment operations.

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


Employee termination benefits included severance packages and related benefits and outplacement services for employees terminated. As of December 31, 2001, approximately 230 employees have been terminated.

      In connection with senior management's review of the Company during the first quarter, United Dominion also recognized $0.4 million related to relocation costs associated with the new executive offices in Denver and $0.5 million related to other miscellaneous costs.

10.   COMMITMENTS AND CONTINGENCIES

LAND AND OTHER LEASES

      United Dominion is party to several ground leases relating to operating communities. In addition, United Dominion is party to various other operating leases related to the operation of its regional offices. Future minimum lease payments for non-cancelable land and other leases at December 31, 2001 are as follows (dollars in thousands):

            2002                        $ 1,792
            2003                          1,594
            2004                          1,530
            2005                          1,386
            2006                          1,210
            Thereafter                   24,128
                                        -------
              TOTAL                     $31,640
                                        =======

      United Dominion incurred $2.3 million, $2.6 million and $2.8 million, of rent expense for the years ended December 31, 2001, 2000 and 1999, respectively.

CONTINGENCIES

      In May 2001, the shareholders of United Dominion approved the Out-Performance Program (the "Program") pursuant to which executives and other key officers of the Company were given the opportunity to invest in the Company by purchasing performance shares ("Out-Performance Partnership Shares" or "OPPSs") of the Operating Partnership for an initial investment of $1.27 million. To begin the Program, the Company's performance will be measured over a 28 month period beginning February 2001. The Program is designed to provide participants with the possibility of substantial returns on their investment if the Company's total return, defined as dividend income plus share price appreciation, on its common stock during the measurement period exceeds the greater of industry average (defined as the total cumulative return of the Morgan Stanley REIT Index over the same period) or a 30% total return (12% annualized) (the "minimum return"). At the conclusion of the measurement period, if United Dominion's total return satisfies these criteria, the holders of the OPPSs will receive distributions and allocations of income and loss from the Operating Partnership equal to the distributions and allocations that would be received on the number of interests in the Operating Partnership ("OP Units") obtained by: (i) determining the amount by which the cumulative total return of the Company's common stock over the measurement period exceeds the greater of the cumulative total return of the peer group index (the Morgan Stanley REIT Index) or the minimum return (such being the "excess return"); (ii) multiplying 4% of the excess return by the Company's market capitalization (defined as the average number of shares outstanding over the 28 month period multiplied by the daily closing price of the Company's common stock); and (iii) dividing the number obtained in (ii) by the market value of one share of the Company common stock on the valuation date, as the weighted average price per day of the common stock for the 20 trading days immediately preceding the valuation date. If, on the valuation date, the cumulative total return of United Dominion's common stock does not meet the minimum return or the total return of the peer group and there is no excess return, then the holders of the OPPSs will forfeit their entire initial investment of $1.27 million. The OPPSs, unlike United Dominion's other OP Units, are not convertible into common stock except upon a change of control of the Company. Accordingly, the contingently issuable OPPSs are not included in common stock and common stock equivalents in the calculation of earnings per share. Based upon results through December 31, 2001, 370,718 OPPSs would have been issued. However, since the ultimate determination of OPPSs

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


to be issued will not occur until June 2003, and the number of OPPSs is determinable only upon future events, the financial statements do not reflect any additional impact for these events.

      United Dominion and its subsidiaries are engaged in various litigations and have a number of unresolved claims pending. The ultimate liability in respect of such litigations and claims cannot be determined at this time. United Dominion is of the opinion that such liability, to the extent not provided for through insurance or otherwise, is not likely to be material in relation to the consolidated financial statements of United Dominion.

COMMITMENTS

      United Dominion is committed to completing its real estate currently under development, which has an estimated cost to complete of $6.7 million at December 31, 2001.

11.   INDUSTRY SEGMENTS

      United Dominion owns and operates multifamily apartment communities throughout the United States that generate rental and other property related income through the leasing of apartment units to a diverse base of tenants. United Dominion separately evaluates the performance of each of its apartment communities. However, because each of the apartment communities have similar economic characteristics, facilities, services and tenants, the apartment communities have been aggregated into a single apartment communities segment. All segment disclosure is included in or can be derived from United Dominion's consolidated financial statements.

      There are no tenants that contributed 10% or more of United Dominion's total revenues during 2001, 2000 or 1999.

12.   UNAUDITED SUMMARIZED CONSOLIDATED QUARTERLY FINANCIAL DATA

      Summarized consolidated quarterly financial data for the year ended December 31, 2001 is as follows (dollars in thousands, except per share amounts):

                                                                                  THREE MONTHS ENDED
                                                       -----------------------------------------------------------------------------
                                                       MARCH 31(a)             JUNE 30           SEPTEMBER 30         DECEMBER 31(b)
                                                       -----------            ---------          ------------         --------------
Rental income(c)(d)                                     $ 141,374             $ 139,306            $ 139,774            $ 141,504
Income before gains on sales of investments,
 minority interests, discontinued operations
 and extraordinary item                                      (367)               10,615               11,382               10,495
Gains on the sales of investments                           4,102                20,646                   --                   --
Net (loss) income available to common shareholders         (3,308)               20,136                6,778                3,536


Earnings per common share:
Basic                                                   $   (0.03)            $    0.20            $    0.07            $    0.04
Diluted                                                     (0.03)                 0.20                 0.07                 0.04

----------

(a) The first quarter of 2001 includes $8.6 million of non-recurring charges related to workforce reductions, other severance costs, executive relocation costs and the write-down of land and the Company's investment in an online apartment leasing company.

(b) The fourth quarter of 2001 includes a $2.2 million charge related to the write-down of the Company's investment in a web-based property management and leasing system.

(c) Rental income for the first and second quarters are restated to include water sub-metering and gas reimbursements previously classified as a reduction in rental expense.

(d)   Represents income from continuing operations.

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


      Summarized consolidated quarterly financial data for the year ended December 31, 2000 is as follows (dollars in thousands, except per share amounts):

                                                                                  THREE MONTHS ENDED
                                                          ---------------------------------------------------------------------
                                                          MARCH 31          JUNE 30 (a)       SEPTEMBER 30 (b)      DECEMBER 31
                                                          --------          -----------       ----------------      -----------
Rental income (c)(d)                                      $143,004            $144,068            $143,378            $141,755
Income before gains on sales of investments,
  minority interests, discontinued operations
and extraordinary item                                      12,861               4,308               6,471               9,901
Gains on the sales of investments                            2,533               5,928              11,261              11,728
Net income available to common shareholders                  9,172               6,233              11,161              16,087

Earnings per common share:
Basic                                                     $   0.09            $   0.06            $   0.11            $   0.16
Diluted                                                       0.09                0.06                0.11                0.16

----------

(a) The second quarter of 2000 includes $9.9 million of catch-up depreciation expense related to the transfer of properties from real estate held for disposition to real estate held for investment.

(b) The third quarter of 2000 includes a $2.7 million charge related to water usage billing litigation and a $1.0 million charge for changes to executive employment agreements.

(c) Rental income has been restated to include water sub-metering and gas reimbursements previously classified as a reduction in rental expense.

(d)   Represents income from continuing operations.

13.   INCOME FROM DISCONTINUED OPERATIONS

      United Dominion adopted Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," as of January 1, 2002. SFAS No. 144 requires, among other things, that the primary assets and liabilities and the results of operations of United Dominion's real properties which have been sold or transferred into held for disposition from January 1, 2002 through November 27, 2002, be classified as discontinued operations and segregated in United Dominion's Consolidated Statements of Operations and Balance Sheets. Properties classified as real estate held for disposition generally represent properties that are under contract for sale and are expected to close within the next twelve months.

      From January 1, 2002 through November 27, 2002, United Dominion had sold 23 communities with a total of 6,564 apartment homes and one commercial property with 143,000 square feet. As of November 27, 2002, United Dominion had eight communities with 1,475 apartment homes and four parcels of land included in real estate held for disposition.

      The Company's adoption of SFAS No. 144 resulted in the presentation of the net operating results of these properties sold or transferred to held for disposition from January 1, 2002 through November 27, 2002, as discontinued operations for all periods presented. The adoption of SFAS No. 144 did not have an impact on net income available to common shareholders. SFAS No. 144 only resulted in the reclassification of the operating results of the properties sold or transferred to held for disposition, from January 1, 2002 through November 27, 2002 within the consolidated statements of operations for the years ended December 31, 2001, 2000 and 1999.

                       UNITED DOMINION REALTY TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


      The following is a summary of income from discontinued operations for the year ended December 31, 2001, 2000 and 1999 (dollars in thousands):

                                                                                             TWELVE MONTHS ENDED
                                                                                                 DECEMBER 31,
                                                                              --------------------------------------------------
                                                                                2001                 2000                 1999
                                                                              --------             --------             --------
Rental income                                                                 $ 57,533             $ 55,063             $ 52,305

Rental  expenses                                                                24,195               22,282               20,846
Other expenses                                                                  19,945               17,602               16,312
Impairment loss on real estate and investments                                     775                   --                1,606
                                                                              --------             --------             --------
                                                                                44,915               39,884               38,764
Income before gains on sales of investments,
   minority interests and extraordinary items                                   12,618               15,179               13,541
                                                                              --------             --------             --------
Minority interests on income from discontinued operations                         (915)              (1,026)              (1,074)
                                                                              --------             --------             --------
Income from discontinued operations, net of minority interests                $ 11,703             $ 14,153             $ 12,467
                                                                              ========             ========             ========

14.   SUBSEQUENT EVENTS

      During the first quarter of 2002, the Company borrowed an additional $253.6 million under its existing Fannie Mae credit facilities and $70.7 million under a new $72 million Freddie Mac revolving facility.

      In March 2002, the Company completed the sale of 3.0 million common shares at a price of $14.91 per share. The net proceeds of $198.3 million from the issuance were used to reduce outstanding debt under the $375 million unsecured revolving credit facility.

      In June 2002, the Company issued $200 million of 6.5% senior unsecured notes due in June 2009. The net proceeds of $198.3 million from the issuance were used to reduce outstanding debt under our $375 million unsecured revolving credit facility.

      In September 2002, the Company launched tender offers to purchase $124.9 million of United Dominion's 8.50% debentures maturing in 2024 and $103.1 million of our 7.95% notes maturing in 2006. Upon completion of the tender offers, which expired September 30,2002 $70.6 million of the 8.5% debentures and $12.6 million of the 7.95% notes had been repurchased. In addition, premiums of $12.6 million were paid during the third quarter of 2002 for the redemption of higher coupon bonds. Management projects a net present value of approximately $1 to $2 million on these redemptions.

      As of November 27, 2002, the Company has repaid $294.8 million of secured debt, assumed $41.6 million of secured debt in connection with the acquisition of properties and was relieved of $31.1 million of secured debt in connection with the disposition of properties. The Company incurred charges of approximately $15.8 million in the first quarter of 2002 associated with the refinancings. Management believes that the net present value of these refinancing transactions ranges from approximately $17 to $20 million.

      As of November 27, 2002, the Company had purchased nine communities with 3,041 apartment homes for approximately $254 million. In addition, in June 2002, the Company purchased, for approximately $52 million, the remaining two apartment communities with 644 apartment homes that were part of an unconsolidated development joint venture in which United Dominion owned a 25% interest and served as the managing partner. In August 2002, the Company purchased the 36% outside partnership interest in two properties in California containing 926 apartment homes for $17.3 million.

SCHEDULE III
SUMMARY OF REAL ESTATE OWNED
(IN THOUSANDS)


                                                       INITIAL COSTS                            IMPROVEMENTS
                                                ----------------------------       TOTAL        CAPITALIZED
                                                  LAND AND       BUILDINGS        INITIAL        SUBSEQUENT
                                                    LAND            AND         ACQUISITION    TO ACQUISITION
                                ENCUMBRANCES     IMPROVEMENTS   IMPROVEMENTS     COSTS (a)   (NET OF DISPOSALS)
                              ----------------------------------------------------------------------------------------------
Woodtrail                         $     --        $  1,543        $  5,457        $  7,000        $  2,337
Park Trails                             --           1,145           4,105           5,250             848
Green Oaks                              --           5,314          19,626          24,940           2,767
Sky Hawk                                --           2,298           7,158           9,456           1,935
South Grand At Pecan Grove              --           4,058          14,756          18,814           4,306
Breakers                                --           1,527           5,298           6,825           2,142
Braesridge                              --           3,048          10,962          14,010           1,837
Skylar Pointe                           --           3,604          11,592          15,197           4,018
Stone Canyon                            --             900              --             900           9,447
Briar Park                           1,352             329           2,794           3,123             172
Chelsea Park                         3,141           1,991           5,788           7,779           1,929
Clear Lake Falls                     2,973           1,090           4,534           5,624            (163)
Country Club Place                   3,379             499           6,520           7,019             911
Arbor Ridge                          3,635           1,689           6,684           8,373             296
London Park                          4,370           2,018           6,667           8,686           1,687
Marymont                                --           1,151           4,155           5,306             716
Nantucket Square                     2,619           1,068           4,833           5,901            (530)
Riverway                             1,144             523           2,828           3,352             194
Riviera Pines                        3,162           1,414           6,454           7,868             923
The Gallery                          1,561             769           3,358           4,127             226
Towne Lake                              --           1,334           5,309           6,643           1,243
The Legend at Park 10                   --           1,995              --           1,995          11,786
HOUSTON, TX                         27,336          39,307         138,881         178,188          49,029

Preston Oaks                            --           1,784           6,416           8,200             719
Preston Trace                           --           2,196           8,305          10,500             915
Rock Creek                              --           4,077          15,823          19,900           4,463
Windridge                               --           3,414          14,027          17,442           2,957
Catalina                                --           1,543           5,632           7,175             794
Wimbledon Court                         --           1,809          10,930          12,739           2,174
Lakeridge                               --           1,631           5,669           7,300           1,042
Summergate                              --           1,171           3,929           5,100             835
Oak Forest                          23,540           5,631          23,294          28,925          10,503
Oaks Of Lewisville                  12,265           3,727          13,563          17,290           3,624
Kelly Crossing                          --           2,497           9,156          11,653           1,567
Highlands Of Preston                    --           2,151           8,168          10,319           1,745
The Summit                              --           1,932           9,041          10,973           1,283
Springfield                          5,045           3,075           6,823           9,898           1,082
Meridian I                              --           2,160          18,523          20,683              --
Mandolin I                              --           2,663          20,975          23,638              --
DALLAS, TX                          40,850          41,460         180,274         221,734          33,704

                                      GROSS AMOUNT AT
                              WHICH CARRIED AT CLOSE OF PERIOD
                              --------------------------------     TOTAL
                                  LAND AND       BUILDINGS        CARRYING      ACCUMULATED
                                    LAND            AND            VALUE        DEPRECIATION      DATE OF           DATE
                                IMPROVEMENTS    IMPROVEMENTS        (b)             (c)         CONSTRUCTION      ACQUIRED
                              --------------------------------------------------------------------------------------------
Woodtrail                         $  1,752        $  7,585        $  9,337        $  2,069            1978        12/31/96
Park Trails                          1,212           4,887           6,098           1,087            1983        12/31/96
Green Oaks                           5,821          21,886          27,707           4,227            1985        06/25/97
Sky Hawk                             2,712           8,679          11,391           2,000            1984        05/08/97
South Grand At Pecan Grove           4,819          18,301          23,120           3,526            1985        09/26/97
Breakers                             1,885           7,083           8,968           1,532            1985        09/26/97
Braesridge                           3,378          12,469          15,847           2,403            1982        09/26/97
Skylar Pointe                        3,706          15,509          19,215           3,132            1979        11/20/97
Stone Canyon                         1,289           9,058          10,347             920            1998        12/17/97
Briar Park                             346           2,949           3,295             411            1987        03/27/98
Chelsea Park                         2,412           7,296           9,708           1,247            1983        03/27/98
Clear Lake Falls                     1,127           4,335           5,462             645            1980        03/27/98
Country Club Place                     646           7,284           7,929           1,162            1985        03/27/98
Arbor Ridge                          2,043           6,626           8,669           1,222            1983        03/27/98
London Park                          2,434           7,939          10,373           1,448            1983        03/27/98
Marymont                             1,164           4,858           6,022             699            1983        03/27/98
Nantucket Square                     1,075           4,297           5,371             586            1983        03/27/98
Riverway                               551           2,995           3,546             514            1985        03/27/98
Riviera Pines                        1,439           7,352           8,791             910            1979        03/27/98
The Gallery                            791           3,562           4,353             431            1968        03/27/98
Towne Lake                           1,576           6,310           7,886           1,157            1984        03/27/98
The Legend at Park 10                3,895           9,885          13,781           1,679            1998        05/19/98
HOUSTON, TX                         46,073         181,144         227,217          33,007

Preston Oaks                         1,926           6,993           8,919           1,438            1980        12/31/96
Preston Trace                        2,385           9,029          11,415           1,773            1984        12/31/96
Rock Creek                           4,577          19,786          24,363           4,248            1979        12/31/96
Windridge                            4,037          16,362          20,399           3,577            1980        12/31/96
Catalina                             1,654           6,314           7,969           1,300            1982        12/31/96
Wimbledon Court                      2,828          12,086          14,914           2,328            1983        12/31/96
Lakeridge                            1,813           6,529           8,342           1,443            1984        12/31/96
Summergate                           1,399           4,536           5,935           1,000            1984        12/31/96
Oak Forest                           6,368          33,059          39,428           6,832         1996/98        12/31/96
Oaks Of Lewisville                   4,501          16,414          20,914           3,832            1983        03/27/97
Kelly Crossing                       2,981          10,239          13,220           2,045            1984        06/18/97
Highlands Of Preston                 2,472           9,591          12,063           1,633            1985        03/27/98
The Summit                           2,319           9,938          12,257           1,624            1983        03/27/98
Springfield                          3,266           7,714          10,980           1,353            1985        03/27/98
Meridian I                           2,160          18,523          20,683              23            2000        12/28/01
Mandolin I                           2,663          20,975          23,638              --            2001        12/28/01
DALLAS, TX                          47,349         208,089         255,437          34,449

SCHEDULE III
SUMMARY OF REAL ESTATE OWNED
(IN THOUSANDS)


                                                 INITIAL COSTS                            IMPROVEMENTS
                                          ----------------------------       TOTAL        CAPITALIZED
                                            LAND AND       BUILDINGS        INITIAL        SUBSEQUENT
                                              LAND            AND         ACQUISITION    TO ACQUISITION
                          ENCUMBRANCES     IMPROVEMENTS   IMPROVEMENTS     COSTS (a)   (NET OF DISPOSALS)
                        -------------------------------------------------------------------------------------------------------
Fisherman's Village         $     --        $  2,387        $  7,459        $  9,846        $  3,472
Seabrook                          --           1,846           4,155           6,001           2,749
Dover Village                     --           2,895           6,456           9,351           3,693
Lakeside North                12,440           1,533          11,076          12,609           4,691
Regatta Shore                     --             757           6,607           7,364           2,666
Alafaya Woods                  8,725           1,653           9,042          10,695           2,181
Vinyards                       8,640           1,840          11,572          13,412           2,975
Andover Place                 13,320           3,692           7,757          11,449           3,163
Los Altos                     12,199           2,804          12,348          15,152           2,734
Lotus Landing                     --           2,185           8,639          10,823           1,949
Seville On The Green              --           1,283           6,498           7,781           1,849
Arbors @ Lee Vista            13,383           3,976          16,920          20,896           1,718
Heron Lake                     6,171           1,447           9,288          10,734           1,025
Ashton @ Waterford            14,945           3,872          17,538          21,410             289
ORLANDO, FL                   89,823          32,168         135,356         167,524          35,152

Paradise Falls                    --           1,623           6,171           7,794           2,942
Vista Point                       --           1,587           5,613           7,200           1,409
Sierra Palms                      --           4,639          17,361          22,000             515
Northpark Village                 --           1,519          13,537          15,056           1,706
Stonegate                      3,603             735           7,940           8,675             767
Finisterra                        --           1,274          26,392          27,666             542
La Privada                    15,336           7,303          18,508          25,811           1,915
Terracina                     22,413           3,757          34,781          38,538           6,395
Woodland Park                     --           3,017           6,706           9,723             985
Sierra Foothills              12,691           2,728              --           2,728          18,869
Tower Apartments               2,850           3,333           5,975           9,309             679
Sierra Canyon                     --           1,810          12,964          14,773              --
PHOENIX, AZ                   56,893          33,326         155,947         189,273          36,724

Promontory Pointe                 --           7,548          28,052          35,600           2,689
The Bluffs                        --           1,901           6,899           8,800           1,470
Ashley Oaks                       --           4,591          16,809          21,400             812
Sunflower                         --           2,209           7,891          10,100             750
Escalante                      3,816           2,702          24,033          26,735           2,183
Cimarron City                  3,062             488           4,535           5,023           1,122
Kenton                         7,187           2,345           8,917          11,262           1,835
Peppermill                     4,221             773           6,873           7,647           2,329
Sunset Canyon                  8,655           3,201          10,670          13,871           3,984
Audubon                        4,499             771           6,124           6,895           2,262
Grand Cypress                  5,631             749           8,609           9,359             993
Inn @ Los Patios                  --           3,005          11,545          14,550          (1,489)
SAN ANTONIO, TX               37,072          30,284         140,957         171,241          18,940

                                GROSS AMOUNT AT
                        WHICH CARRIED AT CLOSE OF PERIOD
                        --------------------------------     TOTAL
                            LAND AND       BUILDINGS        CARRYING      ACCUMULATED
                              LAND            AND            VALUE        DEPRECIATION      DATE OF                  DATE
                          IMPROVEMENTS    IMPROVEMENTS        (b)             (c)         CONSTRUCTION             ACQUIRED
                        -------------------------------------------------------------------------------------------------------
Fisherman's Village         $  3,116        $ 10,202        $ 13,318        $  3,363            1984                   12/29/95
Seabrook                       2,256           6,494           8,750           2,420            1984                   02/20/96
Dover Village                  3,365           9,678          13,044           3,999            1981                   03/31/93
Lakeside North                 2,238          15,061          17,299           4,700            1984                   04/14/94
Regatta Shore                  1,505           8,525          10,030           3,122            1988                   06/30/94
Alafaya Woods                  2,106          10,770          12,876           3,509         1988/90                   10/21/94
Vinyards                       2,416          13,971          16,387           4,445         1984/86                   10/31/94
Andover Place                  4,501          10,111          14,612           3,233            1988        09/29/95 & 09/30/96
Los Altos                      3,315          14,571          17,886           3,285            1990                   10/31/96
Lotus Landing                  2,405          10,367          12,773           1,917            1985                   07/01/97
Seville On The Green           1,455           8,174           9,629           1,538            1986                   10/21/97
Arbors @ Lee Vista             4,372          18,242          22,614           2,910            1991                   12/31/97
Heron Lake                     1,615          10,144          11,760           1,581            1989                   03/27/98
Ashton @ Waterford             3,892          17,807          21,699           2,219            2000                   05/28/98
ORLANDO, FL                   38,558         164,118         202,676          42,242

Paradise Falls                 1,832           8,903          10,735           1,764            1986                   12/31/96
Vista Point                    1,717           6,891           8,609           1,512            1986                   12/31/96
Sierra Palms                   4,745          17,770          22,515           3,241            1996                   12/31/96
Northpark Village              1,832          14,930          16,762           2,517            1983                   03/27/98
Stonegate                        905           8,536           9,442           1,365            1978                   03/27/98
Finisterra                     1,339          26,869          28,208           3,601            1997                   03/27/98
La Privada                     7,841          19,885          27,726           3,002            1987                   03/27/98
Terracina                      4,550          40,383          44,933           6,272            1984                   05/28/98
Woodland Park                  3,224           7,484          10,709           1,405            1979                   06/09/98
Sierra Foothills               4,840          16,757          21,597           2,927            1998                   02/18/98
Tower Apartments               3,713           6,274           9,988             769            1980                   01/18/01
Sierra Canyon                  1,810          12,964          14,773              --            2001                   12/28/01
PHOENIX, AZ                   38,350         187,647         225,997          28,374

Promontory Pointe              7,824          30,465          38,289           5,970            1997                   12/31/96
The Bluffs                     2,098           8,172          10,270           2,091            1978                   12/31/96
Ashley Oaks                    4,725          17,486          22,212           3,175            1993                   12/31/96
Sunflower                      2,341           8,509          10,850           1,738            1980                   12/31/96
Escalante                      2,776          26,143          28,919           2,287       1986/2000                   04/16/98
Cimarron City                    585           5,560           6,145             774            1983                   04/16/98
Kenton                         2,458          10,640          13,097           1,600            1983                   04/16/98
Peppermill                       939           9,036           9,976           1,504            1984                   04/16/98
Sunset Canyon                  3,598          14,258          17,855           2,640            1984                   04/16/98
Audubon                        1,025           8,133           9,157           1,522            1985                   04/16/98
Grand Cypress                    816           9,536          10,352           1,338            1995                   04/16/98
Inn @ Los Patios               3,005          10,055          13,061           1,153            1990                   08/15/98
SAN ANTONIO, TX               32,190         157,992         190,182          25,794

SCHEDULE III
SUMMARY OF REAL ESTATE OWNED
(IN THOUSANDS)


                                                      INITIAL COSTS                            IMPROVEMENTS
                                               ----------------------------       TOTAL        CAPITALIZED
                                                 LAND AND       BUILDINGS        INITIAL        SUBSEQUENT
                                                   LAND            AND         ACQUISITION    TO ACQUISITION
                               ENCUMBRANCES     IMPROVEMENTS   IMPROVEMENTS     COSTS (a)   (NET OF DISPOSALS)
                             ----------------------------------------------------------------------------------------------
Bay Cove                         $     --        $  2,929        $  6,578        $  9,507        $  3,247
Summit West                            --           2,177           4,710           6,886           2,485
Pinebrook                              --           1,780           2,458           4,239           3,010
Lakewood Place                     10,300           1,395          10,647          12,042           1,406
Hunters Ridge                      10,232           2,462          10,942          13,404           1,510
Bay Meadow                             --           2,893           9,254          12,146           2,598
Cambridge                              --           1,791           7,166           8,957           1,477
Laurel Oaks                            --           1,362           6,542           7,904           1,234
Parker's Landing                   30,465          10,178          37,869          48,047           1,361
Sugar Mill Creek                    6,319           2,242           7,553           9,794             613
TAMPA, FL                          57,315          29,207         103,719         132,927          18,941

Autumnwood                             --           2,412           8,688          11,100           1,245
Cobblestone                            --           2,925          10,528          13,453           2,990
Pavillion                              --           4,428          19,033          23,461           1,584
Oak Park                           16,236           3,966          22,228          26,194             (16)
Southern Oaks                          --           1,565           5,335           6,900             839
Hunter's Ridge                         --           1,613           5,837           7,450             866
Parc Plaza                             --           1,684           5,279           6,963           1,476
Summit Ridge                           --           1,726           6,308           8,034           1,497
Greenwood Creek                     4,645           1,958           8,551          10,509           1,577
Derby Park                             52           3,121          11,765          14,886           1,232
Aspen Court                         1,852             777           4,945           5,722             926
FORT WORTH, TX                     22,786          26,175         108,496         134,671          14,217

2000 Post Street                       --           9,861          44,578          54,438             634
Birch Creek                         7,653           4,365          16,696          21,061           1,326
Highlands Of Marin                     --           5,996          24,868          30,864             904
Marina Playa                       13,770           6,224          23,916          30,141           1,627
SAN FRANCISCO, CA                  21,423          26,446         110,058         136,504           4,491

Dominion On Spring Forest              --           1,258           8,586           9,844           3,528
Dominion Park Green                    --             500           4,322           4,822           1,567
Dominion On Lake Lynn              16,250           3,622          12,405          16,027           3,296
Dominion Courtney Place                --           1,115           5,119           6,234           2,958
Dominion Walnut Ridge               9,515           1,791          11,969          13,760           2,217
Dominion Walnut Creek              17,050           3,170          21,717          24,888           3,319
Dominion Ramsgate                      --             908           6,819           7,727             882
Copper Mill                            --           1,548          16,067          17,615             974
Trinity Park                       14,939           4,580          17,576          22,155             983
Meadows at Kildaire                    --           2,846          20,768          23,614              --
RALEIGH, NC                        57,754          21,337         125,349         146,686          19,725

                                     GROSS AMOUNT AT
                             WHICH CARRIED AT CLOSE OF PERIOD
                             --------------------------------     TOTAL
                                 LAND AND       BUILDINGS        CARRYING      ACCUMULATED
                                   LAND            AND            VALUE        DEPRECIATION      DATE OF           DATE
                               IMPROVEMENTS    IMPROVEMENTS        (b)             (c)         CONSTRUCTION      ACQUIRED
                             --------------------------------------------------------------------------------------------
Bay Cove                         $  3,288        $  9,466        $ 12,754        $  3,992            1972        12/16/92
Summit West                         2,458           6,914           9,371           2,997            1972        12/16/92
Pinebrook                           2,004           5,245           7,249           2,665            1977        09/28/93
Lakewood Place                      1,628          11,820          13,448           3,498            1986        03/10/94
Hunters Ridge                       2,965          11,949          14,914           3,286            1992        06/30/95
Bay Meadow                          3,437          11,307          14,744           2,637            1985        12/09/96
Cambridge                           2,090           8,344          10,434           1,755            1985        06/06/97
Laurel Oaks                         1,539           7,599           9,138           1,553            1986        07/01/97
Parker's Landing                    9,272          40,136          49,408           4,478            1991        12/07/98
Sugar Mill Creek                    2,385           8,022          10,407             966            1988        12/07/98
TAMPA, FL                          31,065         120,802         151,867          27,829

Autumnwood                          2,723           9,622          12,345           1,999            1984        12/31/96
Cobblestone                         3,154          13,289          16,443           2,667            1984        12/31/96
Pavillion                           4,750          20,296          25,045           3,828            1979        12/31/96
Oak Park                            5,509          20,669          26,178           4,652         1982/98        12/31/96
Southern Oaks                       1,621           6,117           7,739           1,344            1982        12/31/96
Hunter's Ridge                      1,822           6,494           8,316           1,413            1992        12/31/96
Parc Plaza                          2,136           6,303           8,439           1,410            1986        10/30/97
Summit Ridge                        2,198           7,333           9,531           1,456            1983        03/27/98
Greenwood Creek                     2,298           9,788          12,086           1,624            1984        03/27/98
Derby Park                          3,750          12,368          16,118           2,229            1984        03/27/98
Aspen Court                         1,094           5,554           6,648             958            1986        03/27/98
FORT WORTH, TX                     31,056         117,832         148,888          23,580

2000 Post Street                    9,919          45,154          55,073           3,780            1987        12/07/98
Birch Creek                         4,607          17,780          22,387           1,839            1968        12/07/98
Highlands Of Marin                  6,078          25,690          31,768           2,452            1991        12/07/98
Marina Playa                        6,455          25,313          31,768           2,697            1971        12/07/98
SAN FRANCISCO, CA                  27,059         113,936         140,995          10,769

Dominion On Spring Forest           1,710          11,662          13,372           5,482         1978/81        05/21/91
Dominion Park Green                   701           5,688           6,389           2,454            1987        09/27/91
Dominion On Lake Lynn               4,136          15,188          19,324           4,324            1986        12/01/92
Dominion Courtney Place             1,442           7,750           9,192           2,789         1979/81        07/08/93
Dominion Walnut Ridge               2,171          13,806          15,977           4,163         1982/84        03/04/94
Dominion Walnut Creek               3,720          24,487          28,207           6,933         1985/86        05/17/94
Dominion Ramsgate                   1,030           7,578           8,608           1,625            1988        08/15/96
Copper Mill                         1,813          16,775          18,589           3,090            1997        12/31/96
Trinity Park                        4,620          18,518          23,138           3,333            1987        02/28/97
Meadows at Kildaire                 6,863          16,752          23,614             482            2000        05/25/00
RALEIGH, NC                        28,207         138,204         166,411          34,675

SCHEDULE III
SUMMARY OF REAL ESTATE OWNED
(IN THOUSANDS)


                                                       INITIAL COSTS                            IMPROVEMENTS
                                                ----------------------------       TOTAL        CAPITALIZED
                                                  LAND AND       BUILDINGS        INITIAL        SUBSEQUENT
                                                    LAND            AND         ACQUISITION    TO ACQUISITION
                                ENCUMBRANCES     IMPROVEMENTS   IMPROVEMENTS     COSTS (a)   (NET OF DISPOSALS)
                              ------------------------------------------------------------------------------------------------------
Dominion Olde West                $     --        $  1,965        $ 12,204        $ 14,169        $  1,950
Dominion Creekwood                      --              --              --              --           1,052
Dominion Laurel Springs                 --             464           3,120           3,584           1,139
Dominion English Hills              20,044           1,979          11,524          13,503           5,129
Dominion Gayton Crossing            10,400             826           5,148           5,974           6,302
Dominion West End                   16,493           2,059          15,049          17,108           2,697
Courthouse Green                     8,085             732           4,702           5,434           2,202
Waterside At Ironbridge             11,635           1,844          13,239          15,082             791
RICHMOND, VA                        66,657           9,870          64,986          74,856          21,262

Boronda Manor                        5,101           1,946           8,982          10,928             246
Garden Court                         2,382             888           4,188           5,076             142
Harding Park Townhomes               1,215             549           2,051           2,601              61
Cambridge Court                      7,501           3,039          12,883          15,922             511
Laurel Tree                          2,993           1,304           5,115           6,419             138
Pine Grove                           3,313           1,383           5,784           7,167              92
The Pointe At Harden Ranch          14,081           6,388          23,854          30,242             607
The Pointe At Northridge             4,718           2,044           8,028          10,072             263
The Pointe At Westlake               3,111           1,329           5,334           6,663             153
MONTEREY PENINSULA, CA              44,416          18,870          76,220          95,091           2,213

Sycamore Ridge                          --           4,068          15,433          19,501           1,016
Heritage Green                          --           2,990          11,392          14,382           9,318
Alexander Court                         --           1,573              --           1,573          21,413
Governour's Square                  28,730           7,513          28,695          36,208           2,571
Hickory Creek                           --           3,421          13,539          16,961             826
Britton Woods                       15,168           3,477          19,213          22,690           1,553
COLUMBUS, OH                        43,897          23,042          88,272         111,315          36,697

The Highlands                           --             321           2,830           3,152           2,707
Emerald Bay                             --             626           4,723           5,349           3,614
Dominion Peppertree                     --           1,546           7,699           9,245           1,652
Dominion Crown Point                    --           2,122          22,339          24,461           2,098
Dominion Harris Pond                    --             887           6,728           7,615           1,349
Dominion Mallard Creek                  --             699           6,488           7,187             702
Chateau Village                         --           1,047           6,980           8,026           2,322
Dominion At Sharon                      --             667           4,856           5,523           1,021
Providence Court                        --              --          22,048          22,048           9,526
Stoney Pointe                       12,159           1,500          15,856          17,355           1,352
CHARLOTTE, NC                       12,159           9,415         100,546         109,961          26,342

                                      GROSS AMOUNT AT
                              WHICH CARRIED AT CLOSE OF PERIOD
                              --------------------------------     TOTAL
                                  LAND AND       BUILDINGS        CARRYING      ACCUMULATED
                                    LAND            AND            VALUE        DEPRECIATION         DATE OF              DATE
                                IMPROVEMENTS    IMPROVEMENTS        (b)             (c)            CONSTRUCTION         ACQUIRED
                              ------------------------------------------------------------------------------------------------------
Dominion Olde West                $  2,380        $ 13,738        $ 16,119        $  6,449      1978/82/84/85/87  12/31/84 & 8/27/91
Dominion Creekwood                      49           1,003           1,052             147                  1984            08/27/91
Dominion Laurel Springs                633           4,090           4,723           1,833                  1972            09/06/91
Dominion English Hills               2,806          15,827          18,633           6,986               1969/76            12/06/91
Dominion Gayton Crossing             1,165          11,111          12,276           5,113                  1973            09/28/95
Dominion West End                    2,647          17,159          19,806           4,375                  1989            12/28/95
Courthouse Green                     1,079           6,557           7,636           3,433               1974/78            12/31/84
Waterside At Ironbridge              1,972          13,901          15,873           2,202                  1987            09/30/97
RICHMOND, VA                        12,731          83,386          96,117          30,537

Boronda Manor                        1,966           9,208          11,174             948                  1979            12/07/98
Garden Court                           892           4,326           5,218             460                  1973            12/07/98
Harding Park Townhomes                 559           2,103           2,662             222                  1984            12/07/98
Cambridge Court                      3,096          13,337          16,433           1,493                  1974            12/07/98
Laurel Tree                          1,314           5,244           6,558             597                  1977            12/07/98
Pine Grove                           1,388           5,871           7,259             582                  1963            12/07/98
The Pointe At Harden Ranch           6,412          24,437          30,849           2,601                  1986            12/07/98
The Pointe At Northridge             2,060           8,274          10,335             895                  1979            12/07/98
The Pointe At Westlake               1,331           5,485           6,816             596                  1975            12/07/98
MONTEREY PENINSULA, CA              19,020          78,285          97,304           8,394

Sycamore Ridge                       4,215          16,302          20,517           2,168                  1997            07/02/98
Heritage Green                       3,098          20,602          23,700           2,693                  1998            07/02/98
Alexander Court                      6,190          16,797          22,986           2,329                  1999            07/02/98
Governour's Square                   7,763          31,015          38,778           3,592                  1967            12/07/98
Hickory Creek                        3,492          14,295          17,787           1,694                  1988            12/07/98
Britton Woods                        3,979          20,264          24,243           1,185                  1991            04/20/01
COLUMBUS, OH                        28,736         119,276         148,012          13,661

The Highlands                          693           5,165           5,858           3,539                  1970            01/17/84
Emerald Bay                          1,207           7,756           8,963           4,087                  1972            02/06/90
Dominion Peppertree                  1,860           9,038          10,898           3,092                  1987            12/14/93
Dominion Crown Point                 3,893          22,665          26,558           4,713             1987/2000            07/01/94
Dominion Harris Pond                 1,228           7,736           8,964           2,261                  1987            07/01/94
Dominion Mallard Creek                 777           7,112           7,889           1,923                  1989            08/16/94
Chateau Village                      1,432           8,916          10,348           2,458                  1974            08/15/96
Dominion At Sharon                     903           5,641           6,545           1,321                  1984            08/15/96
Providence Court                     7,489          24,085          31,574           4,884                  1997            09/30/97
Stoney Pointe                        1,754          16,953          18,707           3,235                  1991            02/28/97
CHARLOTTE, NC                       21,236         115,068         136,303          31,512

SCHEDULE III
SUMMARY OF REAL ESTATE OWNED
(IN THOUSANDS)


                                                   INITIAL COSTS                            IMPROVEMENTS
                                           ----------------------------        TOTAL        CAPITALIZED
                                             LAND AND        BUILDINGS        INITIAL        SUBSEQUENT
                                               LAND             AND         ACQUISITION    TO ACQUISITION
                            ENCUMBRANCES    IMPROVEMENTS    IMPROVEMENTS     COSTS (a)   (NET OF DISPOSALS)
                          ------------------------------------------------------------------------------------------------------
Legacy Hill                   $     --        $  1,148        $  5,868        $  7,015        $  2,872
Hickory Run                         --           1,469          11,584          13,053           1,872
Carrington Hills                    --           2,117              --           2,117          24,643
Brookridge                          --             708           5,461           6,169           1,277
Club At Hickory Hollow              --           2,140          15,231          17,371           2,045
Breckenridge                        --             766           7,714           8,480             860
Williamsburg                        --           1,376          10,931          12,307           1,627
Colonnade                           --           1,460          16,015          17,475             622
NASHVILLE, TN                       --          11,183          72,804          83,987          35,818

Pine Avenue                     11,627           2,158           8,888          11,046             262
The Grand Resort                    --           8,884          35,707          44,591             808
Grand Terrace                       --           2,144           6,595           8,739           1,182
Windward Point                      --           1,768           7,118           8,886             316
Rancho Vallecitos                   --           3,303          10,877          14,180             980
SOUTHERN CALIFORNIA             11,627          18,258          69,184          87,442           3,547

Beechwood                           --           1,409           6,087           7,496           1,041
Steeplechase                        --           3,208          11,514          14,722          12,397
Northwinds                          --           1,558          11,736          13,293           1,075
Deerwood Crossings                  --           1,540           7,989           9,529           1,202
Dutch Village                       --           1,198           4,826           6,024             739
Lake Brandt                         --           1,547          13,489          15,036             861
Park Forest                         --             680           5,770           6,450             602
Deep River Pointe                   --           1,671          11,140          12,811             423
GREENSBORO, NC                      --          12,810          72,552          85,362          18,341

Dominion Middle Ridge           14,198           3,311          13,283          16,595           1,061
Dominion Lake Ridge              9,142           2,366           8,386          10,753           1,085
Knolls At Newgate                   --           1,726           3,530           5,256           1,717
Greens At Falls Run                 --           2,731           5,300           8,031             860
Manor At England Run            14,671           3,195          13,505          16,700          12,544
METROPOLITAN DC                 38,011          13,329          44,005          57,334          17,266

Cape Harbor                         --           1,892          18,113          20,005           1,039
Mill Creek                          --           1,404           4,489           5,894          13,497
The Creek                           --             418           2,506           2,924           1,737
Forest Hills                        --           1,028           5,420           6,448           2,066
Clear Run                           --             875           8,741           9,615           5,370
Crosswinds                          --           1,096          18,230          19,326           1,094
WILMINGTON, NC                      --           6,713          57,500          64,213          24,802

                                  GROSS AMOUNT AT
                          WHICH CARRIED AT CLOSE OF PERIOD
                          --------------------------------     TOTAL
                              LAND AND       BUILDINGS        CARRYING      ACCUMULATED
                                LAND            AND            VALUE        DEPRECIATION      DATE OF            DATE
                            IMPROVEMENTS    IMPROVEMENTS        (b)             (c)         CONSTRUCTION       ACQUIRED
                          ----------------------------------------------------------------------------------------------
Legacy Hill                   $  1,431        $  8,457        $  9,887        $  2,681             1977         11/06/95
Hickory Run                      1,726          13,198          14,924           3,223             1989         12/29/95
Carrington Hills                 3,718          23,043          26,761           3,520             1999         12/06/95
Brookridge                         928           6,518           7,445           1,795             1986         03/28/96
Club At Hickory Hollow           2,697          16,719          19,416           3,468             1987         02/21/97
Breckenridge                       980           8,359           9,340           1,623             1986         03/27/97
Williamsburg                     1,641          12,293          13,934           2,021             1986         05/20/98
Colonnade                        1,609          16,488          18,097           1,923             1998         01/07/99
NASHVILLE, TN                   14,729         105,076         119,805          20,254

Pine Avenue                      2,168           9,140          11,308             935             1987         12/07/98
The Grand Resort                 8,946          36,453          45,399           4,082             1971         12/07/98
Grand Terrace                    2,226           7,695           9,921             783             1986         06/30/99
Windward Point                   1,804           7,398           9,202             773             1983         12/07/98
Rancho Vallecitos                3,393          11,767          15,160           1,938             1988         10/13/99
SOUTHERN CALIFORNIA             18,537          72,452          90,989           8,512

Beechwood                        1,665           6,872           8,537           2,318             1985         12/22/93
Steeplechase                     3,871          23,248          27,119           4,377          1990/97         03/07/96
Northwinds                       1,743          12,625          14,368           2,725          1989/97         08/15/96
Deerwood Crossings               1,671           9,060          10,731           2,258             1973         08/15/96
Dutch Village                    1,282           5,481           6,763           1,438             1970         08/15/96
Lake Brandt                      1,809          14,089          15,898           3,112             1995         08/15/96
Park Forest                        864           6,188           7,052           1,266             1987         09/26/96
Deep River Pointe                1,804          11,430          13,234           1,944             1997         10/01/97
GREENSBORO, NC                  14,709          88,994         103,703          19,438

Dominion Middle Ridge            3,423          14,232          17,655           3,002             1990         06/25/96
Dominion Lake Ridge              2,511           9,326          11,837           2,180             1987         02/23/96
Knolls At Newgate                1,846           5,126           6,972           1,872             1972         07/01/94
Greens At Falls Run              2,877           6,014           8,891           1,584             1989         05/04/95
Manor At England Run             4,821          24,423          29,244           4,175        1990/2000         05/04/95
METROPOLITAN DC                 15,478          59,121          74,599          12,813

Cape Harbor                      2,254          18,790          21,043           4,070             1996         08/15/96
Mill Creek                       1,911          17,480          19,391           4,058          1986/98         09/30/91
The Creek                          489           4,172           4,661           1,945             1973         06/30/92
Forest Hills                     1,202           7,313           8,514           2,857          1964/69         06/30/92
Clear Run                        1,281          13,705          14,986           3,690          1987/89         07/22/94
Crosswinds                       1,210          19,210          20,420           3,684             1990         02/28/97
WILMINGTON, NC                   8,346          80,669          89,015          20,305

SCHEDULE III
SUMMARY OF REAL ESTATE OWNED
(IN THOUSANDS)


                                                          INITIAL COSTS                           IMPROVEMENTS
                                                   ---------------------------       TOTAL        CAPITALIZED
                                                    LAND AND       BUILDINGS        INITIAL        SUBSEQUENT
                                                      LAND            AND         ACQUISITION    TO ACQUISITION
                                    ENCUMBRANCES   IMPROVEMENTS   IMPROVEMENTS     COSTS (a)   (NET OF DISPOSALS)
                                  -------------------------------------------------------------------------------------------
Gatewater Landing                      $    --        $ 2,078        $ 6,085        $ 8,163        $ 1,296
Dominion Kings Place                     4,430          1,565          7,007          8,572            914
Dominion At Eden Brook                   7,565          2,361          9,384         11,745          1,338
Dominion Great Oaks                     11,446          2,919          9,100         12,019          3,483
Dominion Constant Freindship                --            903          4,669          5,572            767
Lakeside Mill                            5,570          2,666         10,109         12,775            458
BALTIMORE, MD                           29,011         12,493         46,353         58,846          8,256

Stanford Village                            --            885          2,808          3,692          1,347
Griffin Crossing                            --          1,510          7,544          9,054          1,671
Gwinnett Square                          8,851          1,924          7,376          9,301          1,730
Dunwoody Pointe                          5,465          2,763          6,903          9,666          4,500
Riverwood                                4,797          2,986         11,088         14,074          3,807
Waterford Place                             --          1,579         10,303         11,882            478
ATLANTA, GA                             19,113         11,647         46,022         57,669         13,533

Briar Club                                  --          1,214          6,929          8,143          2,290
Hunters Trace                               --            888          6,677          7,565          1,555
Cinnamon Trails                             --          1,887          7,645          9,531             30
The Trails at Mt. Moriah                17,147          5,931         22,095         28,026          2,899
The Trails at Kirby Parkway              9,945          4,457         12,300         16,757            825
Dogwood Creek                               --          2,772         15,674         18,446            842
MEMPHIS, TN                             27,092         17,149         71,319         88,467          8,441

Forest Lake At Oyster Point                 --            780          8,862          9,642          1,960
Woodscape                                   --            799          7,210          8,008          2,486
Eastwind                                    --            155          5,317          5,472          1,343
Dominion Waterside At Lynnhaven             --          1,824          4,107          5,931          1,261
Heather Lake                                --            617          3,401          4,017          3,562
Dominion Yorkshire Downs                 7,359          1,089          8,582          9,671            742
NORFOLK, VA                              7,359          5,263         37,477         42,741         11,354

Gable Hill                                  --            825          5,307          6,132          1,511
St. Andrews Commons                         --          1,429          9,371         10,800          1,762
Forestbrook                              5,000            396          2,902          3,298          1,925
Waterford                                   --            958          6,948          7,906          1,526
Hampton Greene                              --          1,363         10,118         11,481          1,458
Rivergate                                   --          1,123         12,056         13,178          1,252
COLUMBIA, SC                             5,000          6,093         46,703         52,795          9,435

                                          GROSS AMOUNT AT
                                  WHICH CARRIED AT CLOSE OF PERIOD
                                  --------------------------------    TOTAL
                                      LAND AND      BUILDINGS        CARRYING     ACCUMULATED
                                        LAND           AND            VALUE       DEPRECIATION     DATE OF           DATE
                                    IMPROVEMENTS   IMPROVEMENTS        (b)            (c)        CONSTRUCTION      ACQUIRED
                                  -----------------------------------------------------------------------------------------
Gatewater Landing                      $ 2,182        $ 7,277        $ 9,459        $ 2,729            1970        12/16/92
Dominion Kings Place                     1,653          7,832          9,485          2,595            1983        12/29/92
Dominion At Eden Brook                   2,465         10,618         13,083          3,529            1984        12/29/92
Dominion Great Oaks                      4,278         11,224         15,502          4,010            1974        07/01/94
Dominion Constant Freindship             1,043          5,296          6,339          1,426            1990        05/04/95
Lakeside Mill                            2,674         10,560         13,233          1,725            1989        12/10/99
BALTIMORE, MD                           14,297         52,806         67,102         16,014

Stanford Village                         1,182          3,858          5,040          2,088            1985        09/26/89
Griffin Crossing                         1,869          8,857         10,725          2,798         1987/89        06/08/94
Gwinnett Square                          2,200          8,831         11,030          2,379            1985        03/29/95
Dunwoody Pointe                          3,324         10,842         14,167          3,562            1980        10/24/95
Riverwood                                3,429         14,452         17,880          4,067            1980        06/26/96
Waterford Place                          1,649         10,711         12,360          1,482            1985        04/15/98
ATLANTA, GA                             13,652         57,550         71,202         16,377

Briar Club                               1,564          8,869         10,433          2,754            1987        10/14/94
Hunters Trace                            1,186          7,934          9,120          2,412            1986        10/14/94
Cinnamon Trails                          2,089          7,473          9,561          1,272            1989        01/09/98
The Trails at Mt. Moriah                 6,477         24,447         30,924          4,379            1990        01/09/98
The Trails at Kirby Parkway              4,650         12,932         17,582          2,022            1990        01/09/98
Dogwood Creek                            2,986         16,302         19,287          2,707            1997        02/06/98
MEMPHIS, TN                             18,951         77,957         96,909         15,546

Forest Lake At Oyster Point              1,167         10,435         11,602          2,938            1986        08/15/95
Woodscape                                1,800          8,694         10,494          4,416         1974/76        12/29/87
Eastwind                                   378          6,436          6,814          2,863            1970        04/04/88
Dominion Waterside At Lynnhaven          2,033          5,158          7,191          1,442            1966        08/15/96
Heather Lake                             1,016          6,564          7,580          4,728         1972/74        03/01/80
Dominion Yorkshire Downs                 1,250          9,163         10,413          1,492            1987        12/23/97
NORFOLK, VA                              7,644         46,451         54,095         17,879

Gable Hill                               1,189          6,455          7,643          2,900            1985        12/04/89
St. Andrews Commons                      1,877         10,685         12,562          3,788            1986        05/20/93
Forestbrook                                654          4,569          5,223          2,176            1974        07/01/93
Waterford                                1,264          8,167          9,432          2,527            1985        07/01/94
Hampton Greene                           1,895         11,045         12,940          3,202            1990        08/19/94
Rivergate                                1,437         12,993         14,430          2,744            1989        08/15/96
COLUMBIA, SC                             8,316         53,913         62,230         17,337

SCHEDULE III
SUMMARY OF REAL ESTATE OWNED
(IN THOUSANDS)


                                                               INITIAL COSTS                            IMPROVEMENTS
                                                        ----------------------------       TOTAL        CAPITALIZED
                                                         LAND AND        BUILDINGS        INITIAL        SUBSEQUENT
                                                           LAND             AND         ACQUISITION    TO ACQUISITION
                                        ENCUMBRANCES    IMPROVEMENTS    IMPROVEMENTS     COSTS (a)   (NET OF DISPOSALS)
                                      -------------------------------------------------------------------------------------------
2900 Place                                $     --        $  1,819        $  5,593        $  7,412        $    264
Brandywine Creek                            11,999           4,666          17,514          22,180          (2,417)
Lakewood                                     3,171           1,113           3,878           4,991             231
Nemoke Trail                                 9,719           3,431          12,223          15,654             353
LANSING, MI                                 24,889          11,029          39,208          50,237          (1,569)

Greentree                                   12,455           1,634          11,227          12,861           3,938
Westland                                    10,747           1,835          14,865          16,699           3,846
Antlers                                         --           4,034          11,193          15,227           5,758
JACKSONVILLE, FL                            23,202           7,503          37,285          44,787          13,542

Arbor Terrace                                4,124           1,453          11,995          13,448             571
Crowne Pointe                                4,765           2,486           6,437           8,924           1,065
Hilltop                                      4,422           2,174           7,408           9,582             441
SEATTLE, WA                                 13,311           6,114          25,840          31,953           2,077

Sunset Point, Las Vegas, NV                     --           4,295          15,705          20,000           1,301
Greensview, Aurora, CO                          --           2,974          12,490          15,464             617
Mountain View, Aurora, CO                       --           6,402          21,569          27,971           1,473
Foothills Tennis Village,
  Roseville, CA                             11,339           3,618          14,542          18,160             516
Woodlake Village, Sacramento, CA            30,900           6,772          26,967          33,739           1,339
Silk Oak, Fresno, CA                            --           2,325           4,566           6,891             259
OTHER WESTERN                               42,239          26,385          95,839         122,225           5,504

Mallards Of Wedgewood, Lakeland, FL             --             959           6,865           7,824           1,746
Brantley Pines, Ft. Myers, FL                   --           1,893           8,248          10,141           4,982
Santa Barbara, Naples, FL                       --           1,134           8,020           9,154           1,728
Ashlar, Ft. Myers, FL                           --           3,952          11,718          15,670          16,489
The Groves, Port Orange, FL                     --             790           4,767           5,557           1,779
Lakeside, Port Orange, FL                       --           2,404           6,420           8,824           1,345
Mallards Of Brandywine, Deland, FL              --             766           5,408           6,174           1,177
LakePointe, Melbourne, FL                       --           1,434           4,940           6,375           2,244
OTHER FLORIDA                                   --          13,333          56,385          69,719          31,490

Lancaster Commons, Salem, OR                 6,268           2,485           7,451           9,936             387
Tualatin Heights, Tualatin, OR               8,608           3,273           9,134          12,407             711
University Park, Portland, OR                   --           3,007           8,191          11,199             361
Evergreen Park, Vancouver, WA                5,174           3,878           9,973          13,851             643
Aspen Creek, Puyallup, WA                    6,832           1,178           9,116          10,294             260
Beaumont, Tacoma, WA                         9,817           2,339          12,559          14,898             446
Campus Commons, Pullman, WA                  8,907           1,143          12,873          14,016          (2,254)
OTHER PACIFIC                               45,605          17,304          69,298          86,601             555

                                             GROSS AMOUNT AT
                                      WHICH CARRIED AT CLOSE OF PERIOD
                                      --------------------------------     TOTAL
                                          LAND AND       BUILDINGS        CARRYING     ACCUMULATED
                                            LAND            AND            VALUE       DEPRECIATION     DATE OF           DATE
                                        IMPROVEMENTS    IMPROVEMENTS        (b)            (c)        CONSTRUCTION      ACQUIRED
                                      ------------------------------------------------------------------------------------------
2900 Place                                $  1,823        $  5,853        $  7,676        $    621         1966         12/07/98
Brandywine Creek                             4,748          15,015          19,763           1,821         1974         12/07/98
Lakewood                                     1,231           3,991           5,222             502         1974         12/07/98
Nemoke Trail                                 3,495          12,512          16,007           1,453         1978         12/07/98
LANSING, MI                                 11,298          37,370          48,668           4,397

Greentree                                    2,343          14,456          16,799           4,554         1986         07/22/94
Westland                                     2,668          17,877          20,546           4,737         1990         05/09/96
Antlers                                      4,903          16,082          20,985           4,668         1985         05/28/96
JACKSONVILLE, FL                             9,914          48,415          58,329          13,959

Arbor Terrace                                1,482          12,537          14,019           1,903         1996         03/27/98
Crowne Pointe                                2,520           7,469           9,989             968         1987         12/07/98
Hilltop                                      2,313           7,710          10,023             905         1985         12/07/98
SEATTLE, WA                                  6,315          27,716          34,031           3,775

Sunset Point, Las Vegas, NV                  4,450          16,851          21,301           3,113         1990         12/31/96
Greensview, Aurora, CO                       2,452          13,629          16,081           1,610         1987         12/07/98
Mountain View, Aurora, CO                    6,350          23,095          29,445           2,756         1973         12/07/98
Foothills Tennis Village,
  Roseville, CA                              3,709          14,966          18,675           1,596         1988         12/07/98
Woodlake Village, Sacramento, CA             6,981          28,097          35,078           3,209         1979         12/07/98
Silk Oak, Fresno, CA                         2,368           4,782           7,150             875         1985         12/07/98
OTHER WESTERN                               26,310         101,419         127,729          13,159

Mallards Of Wedgewood, Lakeland, FL          1,252           8,318           9,570           2,378         1985         07/27/95
Brantley Pines, Ft. Myers, FL                  835          14,287          15,122           4,983         1986         08/11/94
Santa Barbara, Naples, FL                    1,740           9,142          10,882           2,920         1987         09/01/94
Ashlar, Ft. Myers, FL                        7,592          24,567          32,159           2,797    1999/2000         12/24/97
The Groves, Port Orange, FL                  1,444           5,892           7,336           1,891         1989         12/13/95
Lakeside, Port Orange, FL                    2,585           7,585          10,169           1,537         1985         07/01/97
Mallards Of Brandywine, Deland, FL             990           6,361           7,351           1,369         1985         07/01/97
LakePointe, Melbourne, FL                    1,778           6,841           8,619           2,699         1984         09/24/93
OTHER FLORIDA                               18,216          82,992         101,208          20,574

Lancaster Commons, Salem, OR                 2,507           7,816          10,323           1,020         1992         12/07/98
Tualatin Heights, Tualatin, OR               3,370           9,748          13,118           1,269         1989         12/07/98
University Park, Portland, OR                3,020           8,540          11,560             997         1987         03/27/98
Evergreen Park, Vancouver, WA                3,915          10,579          14,494           1,460         1988         03/27/98
Aspen Creek, Puyallup, WA                    1,264           9,290          10,554           1,038         1996         12/07/98
Beaumont, Tacoma, WA                         2,389          12,955          15,344           1,881         1996         06/14/00
Campus Commons, Pullman, WA                  1,224          10,538          11,763           1,913         1972         03/27/98
OTHER PACIFIC                               17,688          69,468          87,156           9,578

SCHEDULE III
SUMMARY OF REAL ESTATE OWNED
(IN THOUSANDS)


                                                                 INITIAL COSTS                            IMPROVEMENTS
                                                          ----------------------------       TOTAL        CAPITALIZED
                                                           LAND AND        BUILDINGS        INITIAL        SUBSEQUENT
                                                             LAND             AND         ACQUISITION    TO ACQUISITION
                                          ENCUMBRANCES    IMPROVEMENTS    IMPROVEMENTS     COSTS (a)   (NET OF DISPOSALS)
                                        --------------------------------------------------------------------------------------------
Washing Park, Centerville, OH               $     --        $  2,012        $  7,565        $  9,577        $  1,030
Fountainhead, Dayton, OH                       1,485             391           1,420           1,811             134
Jamestown Of Toledo, Toledo, OH                5,764           1,800           7,054           8,854             640
Sunset Village, Flint, MI                         --             797           1,829           2,626             199
American Heritage, Waterford, MI               3,097           1,021           3,958           4,979             122
Ashton Pines, Waterford, MI                       --           1,822           8,014           9,836             498
Kings Gate, Sterling Heights, MI               3,767           1,181           4,828           6,009             196
Lancaster Lake, Clarkston, MI                 11,957           4,238          14,663          18,901             793
International Village, Speedway, IN           10,078           3,934          11,479          15,413           1,185
Regency Park South, Indianapolis, IN              --           2,643           7,632          10,275             725
OTHER MIDWESTERN                              36,148          19,839          68,442          88,281           5,522

Colony Village, New Bern, NC                      --             346           3,037           3,383           1,968
Brynn Marr, Jacksonville, NC                      --             433           3,822           4,254           2,589
Liberty Crossing, Jacksonville, NC                --             840           3,873           4,713           2,898
Bramblewood, Goldsboro, NC                        --             402           3,151           3,552           1,556
Cumberland Trace, Fayetteville, NC                --             632           7,896           8,528             835
Village At Cliffdale,
  Fayetteville, NC                             9,876             941          15,498          16,440           1,196
Morganton Place, Fayetteville, NC                 --             819          13,217          14,036             616
Woodberry, Asheville, NC                          --             389           6,381           6,770           1,118
OTHER NORTH CAROLINA                           9,876           4,802          56,874          61,677          12,776

Pecan Grove, Austin, TX                           --           1,407           5,293           6,700             470
Anderson Mill, Austin, TX                      9,765           3,135          11,170          14,305           3,232
Red Stone Ranch, Cedar Park, TX                   --           1,897          17,526          19,422              --
Turtle Creek, Little Rock, AR                     --           1,913           7,087           9,000             995
Shadow Lake, Little Rock, AR                      --           2,524           8,976          11,500           1,433
Desert Springs, Tuscan, AZ                     4,382           1,118           7,094           8,213             685
Posada Del Rio, Tuscan, AZ                        --             844           4,288           5,132            (329)
Alvarado, Albuquerque, NM                         --           1,930           5,970           7,900             700
Dorado Heights, Albuquerque, NM                4,955           1,568           6,555           8,123             654
OTHER SOUTHWESTERN                            19,102          16,335          73,960          90,295           7,841

Greens At Hollymead,
Charlottesville, VA                               --             965           5,250           6,215             679
Brittingham Square, Salisbury, MD                 --             650           4,962           5,612             666
Greens At Schumaker Pond,
  Salisbury, MD                                   --             710           6,118           6,827             927
Greens At Cross Court, Easton, MD                 --           1,182           4,544           5,726           1,052
Greens At Hilton Run, Lexington
  Park, MD                                    12,542           2,754          10,483          13,237           1,454
OTHER MID-ATLANTIC                            12,542           6,262          31,357          37,618           4,778

                                               GROSS AMOUNT AT
                                        WHICH CARRIED AT CLOSE OF PERIOD
                                        --------------------------------     TOTAL
                                            LAND AND       BUILDINGS        CARRYING     ACCUMULATED
                                              LAND            AND            VALUE       DEPRECIATION     DATE OF           DATE
                                          IMPROVEMENTS    IMPROVEMENTS        (b)            (c)        CONSTRUCTION      ACQUIRED
                                        ------------------------------------------------------------------------------------------
Washing Park, Centerville, OH               $  2,115        $  8,491        $ 10,607        $  1,162          1998        12/07/98
Fountainhead, Dayton, OH                         391           1,555           1,945             201          1966        12/07/98
Jamestown Of Toledo, Toledo, OH                1,892           7,603           9,494             919          1965        12/07/98
Sunset Village, Flint, MI                        814           2,011           2,825             350          1940        12/07/98
American Heritage, Waterford, MI               1,031           4,070           5,101             476          1968        12/07/98
Ashton Pines, Waterford, MI                    1,846           8,489          10,334             889          1987        12/07/98
Kings Gate, Sterling Heights, MI               1,218           4,987           6,205             551          1973        12/07/98
Lancaster Lake, Clarkston, MI                  4,316          15,378          19,693           1,724          1988        12/07/98
International Village, Speedway, IN            3,999          12,599          16,598           1,754          1968        12/07/98
Regency Park South, Indianapolis, IN           2,713           8,287          11,000           1,123          1968        12/07/98
OTHER MIDWESTERN                              20,332          73,471          93,803           9,149

Colony Village, New Bern, NC                     560           4,791           5,351           3,026       1972/74        12/31/84
Brynn Marr, Jacksonville, NC                     724           6,120           6,844           3,681       1973/77        12/31/84
Liberty Crossing, Jacksonville, NC             1,419           6,192           7,611           3,680       1972/74        11/30/90
Bramblewood, Goldsboro, NC                       588           4,521           5,109           2,813       1980/82        12/31/84
Cumberland Trace, Fayetteville, NC               668           8,694           9,362           1,845          1973        08/15/96
Village At Cliffdale,
  Fayetteville, NC                             1,123          16,513          17,636           3,309          1992        08/15/96
Morganton Place, Fayetteville, NC                887          13,765          14,652           2,632          1994        08/15/96
Woodberry, Asheville, NC                         655           7,233           7,888           1,674          1987        08/15/96
OTHER NORTH CAROLINA                           6,623          67,830          74,453          22,659

Pecan Grove, Austin, TX                        1,464           5,706           7,170           1,008          1984        12/31/96
Anderson Mill, Austin, TX                      3,478          14,059          17,537           3,552          1984        03/27/97
Red Stone Ranch, Cedar Park, TX                5,380          14,043          19,422             744          2000        06/14/00
Turtle Creek, Little Rock, AR                  2,189           7,806           9,995           1,664          1985        12/31/96
Shadow Lake, Little Rock, AR                   2,850          10,082          12,933           2,218          1984        12/31/96
Desert Springs, Tuscan, AZ                     1,136           7,762           8,898           1,145          1985        03/27/98
Posada Del Rio, Tuscan, AZ                       942           3,861           4,803             730          1980        03/27/98
Alvarado, Albuquerque, NM                      1,978           6,622           8,600           1,340          1984        12/31/96
Dorado Heights, Albuquerque, NM                1,627           7,150           8,777           1,078          1986        03/27/98
OTHER SOUTHWESTERN                            21,044          77,092          98,136          13,479

Greens At Hollymead,
Charlottesville, VA                            1,058           5,837           6,895           1,491          1990        05/04/95
Brittingham Square, Salisbury, MD                814           5,465           6,279           1,431          1991        05/04/95
Greens At Schumaker Pond,
  Salisbury, MD                                  871           6,883           7,754           1,780          1988        05/04/95
Greens At Cross Court, Easton, MD              1,363           5,416           6,779           1,445          1987        05/04/95
Greens At Hilton Run, Lexington
  Park, MD                                     3,083          11,608          14,691           2,976          1988        05/04/95
OTHER MID-ATLANTIC                             7,188          35,208          42,397           9,123

SCHEDULE III
SUMMARY OF REAL ESTATE OWNED
(IN THOUSANDS)


                                                                 INITIAL COSTS                                  IMPROVEMENTS
                                                          ------------------------------         TOTAL          CAPITALIZED
                                                           LAND AND          BUILDINGS          INITIAL          SUBSEQUENT
                                                             LAND               AND           ACQUISITION      TO ACQUISITION
                                        ENCUMBRANCES      IMPROVEMENTS      IMPROVEMENTS       COSTS (a)     (NET OF DISPOSALS)
                                      -------------------------------------------------------------------------------------------
Jamestown Of St. Matthews, St
Matthews, KY                             $   10,943        $    3,866        $   14,422        $   18,288        $      922
Patriot Place, Florence, SC                   2,200               213             1,601             1,813             5,744
River Place, Macon, GA                        6,142             1,097             7,492             8,590             2,071
OTHER SOUTHEASTERN                           19,285             5,175            23,516            28,691             8,737

Dover Country, Dover, DE                         --             2,008             6,365             8,373             2,636
Greens At Cedar Chase, Dover, DE              5,167             1,529             4,831             6,359               751
OTHER NORTHEASTERN                            5,167             3,537            11,196            14,732             3,386
                                      -------------------------------------------------------------------------------------------
 TOTAL APARTMENTS                        $  966,960        $  593,463        $2,682,180        $3,275,643        $  562,869
                                      ===========================================================================================

REAL ESTATE UNDER DEVELOPMENT
ADDITIONS TO EXISTING COMMUNITIES
Greensview II, Aurora, CO                $       --        $    3,476        $   11,915        $   15,391        $       --
Meridian II, Carrollton, TX                      --             2,370             9,600            11,970                --

Copper Mill II                                   --               831                --               831                --
Parkers Landing II                               --             1,116                --             1,116                --
Parke 33 Apartments II                           --             1,646                --             1,646                --
Wimbledon Court II                               --               667                --               667                --
Coit Road                                        --             2,849                --             2,849                --
Mandolin II                                      --             1,351                --             1,351                --
Coit Road II                                     --             1,861                --             1,861                --
Kenton Place II                                  --               483                --               483                --
Mountain View II                                 --               220                --               220                --
2000 Post III                                    --             1,855                --             1,855                --
LAND HELD FOR FUTURE DEVELOPMENT                 --            12,879                --            12,879                --
                                      -------------------------------------------------------------------------------------------
                                         $       --        $   18,725        $   21,515        $   40,240        $       --
                                      -------------------------------------------------------------------------------------------

                                              GROSS AMOUNT AT
                                       WHICH CARRIED AT CLOSE OF PERIOD
                                       --------------------------------      TOTAL
                                          LAND AND        BUILDINGS         CARRYING       ACCUMULATED
                                            LAND             AND             VALUE         DEPRECIATION      DATE OF          DATE
                                        IMPROVEMENTS     IMPROVEMENTS         (b)              (c)         CONSTRUCTION     ACQUIRED
                                      ----------------------------------------------------------------------------------------------
Jamestown Of St. Matthews, St
Matthews, KY                             $    3,975       $   15,235       $   19,210       $    1,754           1968       12/07/98
Patriot Place, Florence, SC                   1,506            6,052            7,557            3,852           1974       10/23/85
River Place, Macon, GA                        1,796            8,864           10,660            3,093           1988       04/08/94
OTHER SOUTHEASTERN                            7,276           30,151           37,428            8,699

Dover Country, Dover, DE                      2,359            8,650           11,009            2,990           1970       07/01/94
Greens At Cedar Chase, Dover, DE              1,722            5,388            7,110            1,495           1988       05/04/95
OTHER NORTHEASTERN                            4,082           14,037           18,119            4,485
                                      -------------------------------------------------------------------
 TOTAL APARTMENTS                        $  692,575       $3,145,937       $3,838,512       $  642,334
                                      ===================================================================

REAL ESTATE UNDER DEVELOPMENT
ADDITIONS TO EXISTING COMMUNITIES
Greensview II, Aurora, CO                $    3,476       $   11,915       $   15,391       $       --           2000       12/07/98
Meridian II, Carrollton, TX                   2,370            9,600           11,970               --           2000       01/27/98

Copper Mill II                                  831               --              831               --
Parkers Landing II                            1,116               --            1,116               --
Parke 33 Apartments II                        1,646               --            1,646               --
Wimbledon Court II                              667               --              667               --
Coit Road                                     2,849               --            2,849               --
Mandolin II                                   1,351               --            1,351               --
Coit Road II                                  1,861               --            1,861               --
Kenton Place II                                 483               --              483               --
Mountain View II                                220               --              220               --
2000 Post III                                 1,855               --            1,855               --
LAND HELD FOR FUTURE DEVELOPMENT             12,879               --           12,879               --
                                      -------------------------------------------------------------------
                                         $   18,725       $   21,515       $   40,240       $       --
                                      -------------------------------------------------------------------

SCHEDULE III
SUMMARY OF REAL ESTATE
(IN THOUSANDS)


                                                          INITIAL COSTS                                  IMPROVEMENTS
                                                  ------------------------------         TOTAL          CAPITALIZED
                                                    LAND AND          BUILDINGS         INITIAL          SUBSEQUENT
                                                      LAND               AND          ACQUISITION      TO ACQUISITION
                                ENCUMBRANCES      IMPROVEMENTS      IMPROVEMENTS       COSTS (a)     (NET OF DISPOSALS)
                              -------------------------------------------------------------------------------------------
LAND HELD FOR DISPOSITION
Copperfield                      $       --        $    1,620        $       --        $    1,620        $       --
Copperfield II                           --             1,144                --             1,144                --
Palazzo                                  --             3,251                --             3,251              (767)
Fossil Creek                             --             3,889                --             3,889              (289)

COMMERCIAL PROPERTY
Hanover Village                          --             1,624                --             1,624                --
Gloucester Exchange                      --               403             2,279             2,682               646
Tri-County                               --               276               900             1,176             1,310
Pacific South Center                  3,221             1,000             4,000             5,000                10
Richmond Corporate                    3,996               245             6,352             6,597             1,022
                              -------------------------------------------------------------------------------------------
                                 $    7,217        $   13,452        $   13,531        $   26,983        $    1,932
                              ===========================================================================================

TOTAL REAL ESTATE             -------------------------------------------------------------------------------------------
   OWNED                         $  974,177        $  625,640        $2,717,226        $3,342,866        $  564,801
                              ===========================================================================================

                                      GROSS AMOUNT AT
                               WHICH CARRIED AT CLOSE OF PERIOD
                               --------------------------------        TOTAL
                                  LAND AND         BUILDINGS          CARRYING        ACCUMULATED
                                    LAND              AND              VALUE          DEPRECIATION       DATE OF           DATE
                                IMPROVEMENTS      IMPROVEMENTS          (b)               (c)          CONSTRUCTION      ACQUIRED
                              -----------------------------------------------------------------------------------------------------
LAND HELD FOR DISPOSITION
Copperfield                      $    1,620        $       --        $    1,620        $       --        $
Copperfield II                        1,144                --             1,144                --
Palazzo                               2,484                --             2,484                --
Fossil Creek                          3,600                --             3,600                --

COMMERCIAL PROPERTY
Hanover Village                       1,104               520             1,624               450              --        06/30/86
Gloucester Exchange                     608             2,720             3,328             1,419            1974        11/12/87
Tri-County                              364             2,122             2,486             1,362         1976/79        01/21/81
Pacific South Center                  1,000             4,010             5,010               426            1965        08/28/86
Richmond Corporate                      273             7,346             7,619               375            1999        11/30/99
                              ---------------------------------------------------------------------
                                 $   12,197        $   16,718        $   28,915        $    4,032
                              =====================================================================

TOTAL REAL ESTATE             ---------------------------------------------------------------------
   OWNED                         $  723,497        $3,184,170        $3,907,667        $  646,366
                              =====================================================================


a     Includes a purchase price adjustment of $8.5 million.

b The aggregate cost for federal income tax purposes was approximately $3.1 billion at December 31, 2001.

c     The depreciable life for all buildings is 35 years.